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Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-134965

PROSPECTUS SUPPLEMENT
(To Prospectus dated July 10, 2006)

9,000,000 Shares

Common Stock

              We are offering 9,000,000 shares of our common stock.

              Our common stock is listed on the Nasdaq Global Market under the symbol "ALTH." The last reported sale price of the common stock on the Nasdaq Global Market on January 29, 2007 was $6.03 per share.

              Investing in our common stock involves risks. See "Risk Factors" beginning on page S-9 of this prospectus supplement.

	Per Share	Total
Public offering price	$6.00	$54,000,000
Underwriting discount	$.36	$3,240,000
Proceeds, before expenses, to us	$5.64	$50,760,000

              Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

              The shares will be ready for delivery on or about February 2, 2007.

Merrill Lynch & Co.

Banc of America Securities LLC

JMP Securities

The date of this prospectus supplement is January 29, 2007.

              You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus is current as of the date such information is presented, regardless of the time of delivery of this prospectus supplement or of any sale of the shares. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents we have referred you to in the section entitled "Where You Can Find More Information" below.

ABOUT THIS PROSPECTUS SUPPLEMENT

              This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus, dated July 10, 2006, are part of a registration statement on Form S-3 (File No. 333-134965) that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this "shelf" registration process, we may from time to time sell any combination of securities described in the accompanying prospectus in one or more offerings up to a total of $100 million.

              This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to the common stock. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement.

              This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy the shares offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Unless stated otherwise, references in this prospectus supplement and the accompanying prospectus to "Allos," "we," "us," or "our" refer to Allos Therapeutics, Inc., a Delaware corporation.

              Allos Therapeutics, Inc., the Allos Therapeutics, Inc. logo, EFAPROXYN™ (efaproxiral), formerly known as RSR13, and all other Allos names are trademarks of Allos Therapeutics, Inc. in the United States and in other selected countries. All other brand names or trademarks appearing in this prospectus supplement and accompanying prospectus are the property of their respective holders. EFAPROXYN is registered in European countries under the trade name REVAPROXYN. Each reference to EFAPROXYN appearing in this prospectus supplement and accompanying prospectus shall encompass REVAPROXYN, where applicable.

PROSPECTUS SUPPLEMENT SUMMARY

              This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement. This summary does not contain all the information that you should consider before investing in our common stock. You should read the entire prospectus supplement, the accompanying prospectus and any free writing prospectus carefully, including "Risk Factors," the financial statements and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision. This prospectus supplement contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from the results anticipated in these forward-looking statements as a result of factors described under the "Risk Factors" section and elsewhere in this prospectus supplement and in the risk factors set forth under "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2005 and each of our Quarterly Reports on Form 10-Q for the periods ended March 31, 2006, June 30, 2006 and September 30, 2006, and elsewhere in the documents incorporated by reference.

ALLOS THERAPEUTICS, INC.

Overview

              We are a biopharmaceutical company that is focused on developing and commercializing innovative small molecule drugs for improving the treatment of cancer. Small molecule drugs, in general, are non-protein products produced by chemical synthesis rather than biological methods. We strive to develop drugs that improve the treatment of cancer and enhance the power of current therapies. Our goal is to build a profitable company by generating income from products we develop and commercialize, either alone or together with one or more potential strategic partners. Our focus is on product opportunities that leverage our internal clinical development and regulatory expertise and address important medical markets. We may also endeavor from time to time to grow our existing portfolio of product candidates through product acquisition and in-licensing efforts.

              Since our inception in 1992, we have not generated any revenue from product sales and we have experienced significant net losses and negative cash flows. We have incurred these losses principally from costs incurred in our research and development programs and from our general and administrative expenses. We expect to continue incurring net losses and negative cash flows for the foreseeable future. Our ability to generate revenue and achieve profitability is dependent on our ability, alone or with partners, to successfully complete the development of our product candidates, conduct clinical trials, obtain the necessary regulatory approvals, and manufacture and market our product candidates.

              We have three product candidates that are currently under development: EFAPROXYN™ (efaproxiral), PDX (pralatrexate) and RH1.

  •
  EFAPROXYN is the first synthetic small molecule designed to sensitize hypoxic, or oxygen-deprived, areas of tumors during radiation therapy by facilitating the release of oxygen from hemoglobin, the oxygen-carrying protein contained within red blood cells, and increasing the level of oxygen in tumors. The presence of oxygen in tumors is an essential element for the effectiveness of radiation therapy. By increasing tumor oxygenation, we believe EFAPROXYN has the potential to enhance the efficacy of standard radiation therapy.

  In December 2003, we submitted a New Drug Application, or NDA, to the United States Food and Drug Administration, or FDA, for approval to market EFAPROXYN in the United States as an adjunct to whole brain radiation therapy, or WBRT, for the treatment of patients with brain metastases originating from breast cancer. The NDA was based on the findings from our randomized, open label Phase 3 clinical trial of EFAPROXYN in patients with brain metastases, called REACH, which demonstrated a statistically significant survival benefit in patients with brain metastases originating from breast cancer, a subgroup of patients that was not prospectively defined as an intent-to-treat subgroup. The results from the REACH trial were announced in April 2003. In May 2004, the FDA's Oncologic Drug Advisory Committee reviewed the NDA and voted not to recommend approval of EFAPROXYN for this indication based on the data from the REACH trial. However, in June 2004, the FDA issued an "approvable letter" in which it indicated that the NDA may be approved if we successfully complete our ongoing Phase 3 clinical trial of EFAPROXYN in patients with brain metastases originating from breast cancer and submit the results as a NDA amendment for the FDA's review. In the letter, the FDA stated, "if the study shows effectiveness in this population (increased survival) using the pre specified analysis, and the study is otherwise satisfactory, we believe it would, together with the subset result in the [REACH trial], support approval."

    The ongoing Phase 3 trial referenced in the FDA's approvable letter was initiated in February 2004. In August 2006, we completed enrollment of 368 patients in this pivotal Phase 3 trial, which is called ENRICH (ENhancing whole brain Radiation therapy In patients with breast Cancer and Hypoxic brain metastases). Patients were enrolled at 78 cancer centers across North America, Europe and South America. The primary endpoint of the trial will measure the difference in survival between patients receiving WBRT plus supplemental oxygen, with or without EFAPROXYN. In October 2006, an independent data monitoring committee, or DMC, completed the second planned interim analysis of the primary endpoint, and recommended the trial continue per the protocol. The second interim analysis was triggered by the occurrence of 188 patient deaths and was based upon an evaluation of patients randomized through July 31, 2006. In order to protect the integrity of the trial, the results of the efficacy analyses at the first and second interim analyses were not made available to us; however, no major patient safety concerns were identified by the DMC. We will perform the final analysis of both the primary and secondary endpoints following the occurrence of 282 patient deaths, which we currently expect to occur in mid-2007. The actual timing of the final analysis may vary based on patient survival rates. We cannot assure you that the design of, or data collected from, the ENRICH trial will be adequate to demonstrate the safety and efficacy of EFAPROXYN for the treatment of patients with brain metastases originating from breast cancer, or otherwise be sufficient to support FDA or any foreign regulatory approval. If the ENRICH trial fails to achieve its safety and efficacy endpoints, we will be unable to obtain regulatory approval to commercialize EFAPROXYN and our business and stock price may be harmed.

    In June 2004, we filed a Marketing Authorization Application, or MAA, with the European Medicines Agency, or EMEA, for approval to market EFAPROXYN in Europe as an adjunct to WBRT for the treatment of patients with brain metastases originating from breast cancer. As with our NDA, the MAA was based on the findings from the REACH trial. On October 11, 2005, we withdrew the MAA as a result of the Rapporteurs' Day 180 Joint Assessment Report, which concluded that the existing data package was not sufficient to support approval. Although we can provide no assurances, we believe that our ongoing ENRICH trial, if positive, together with other supporting data, should allow us to address the EMEA's concerns regarding EFAPROXYN and provide the additional data necessary to support the filing of a new MAA and the future approval of EFAPROXYN in Europe for the treatment of patients with brain metastases originating from breast cancer.

    In August 2004, the FDA awarded orphan drug status to EFAPROXYN for use as an adjunct to WBRT for the treatment of patients with brain metastases originating from breast cancer. The FDA may award orphan drug designation to drugs that target conditions affecting 200,000 or fewer patients per year in the United States and provide a significant therapeutic advantage over existing treatments. The orphan drug designation provides for marketing exclusivity in the United States for seven years following marketing approval by the FDA.

    In addition to the Phase 3 ENRICH trial, we are currently enrolling patients in the following clinical trials involving EFAPROXYN: (i) a Phase 1 clinical trial in patients with locally advanced non-small cell lung cancer, or NSCLC, receiving concurrent chemoradiotherapy (chemotherapy and radiation therapy administered at the same time) in combination with EFAPROXYN; and (ii) a Phase 1b/2 clinical trial of EFAPROXYN in patients with locally advanced cancer of the cervix receiving concurrent chemoradiotherapy.

  •
  PDX is a small molecule chemotherapeutic agent designed to inhibit dihydrofolate reductase, or DHFR, a folic acid (folate)-dependent enzyme involved in the building of nucleic acid, or DNA, and other processes. Certain preclinical data suggests that PDX may have a favorable potency and toxicity profile relative to methotrexate and other related DHFR inhibitors. Drugs that inhibit DHFR, such as methotrexate, were among the first antifolate chemotherapeutic agents discovered. Methotrexate remains one of the most widely applied antifolate chemotherapeutics and has been used to treat leukemia, breast, bladder, gastric, esophageal, head, and neck cancers. We believe PDX has the potential to be delivered as a single agent or in combination therapy regimens.

  In December 2006, we announced the presentation of interim results from our ongoing Phase 1/2 single-agent study of PDX in patients with relapsed or refractory non-Hodgkin's lymphoma and Hodgkin's disease, which is currently being conducted at Memorial Sloan Kettering Cancer Center. The interim results, which were presented at the 2006 American Society of Hematology Annual Meeting, demonstrated a high overall response rate in patients with various subtypes of T-cell lymphoma. Notably, responses were observed in 45% of evaluable patients (10 of 22) with T-cell lymphoma, including nine complete responses. Six of the patients remained in remission three to 21 months later. In total, 54 patients were treated with PDX in the study, of which 42 were evaluable as of the date of the presentation. The overall response rate for the evaluable population was 28% (12 of 42). Forty-seven percent of evaluable patients (20 of 42) had B-cell lymphoma, of which 10% (2 of 20) achieved a partial response with PDX. The addition of vitamins to the treatment regimen appeared to mitigate the occurrence of stomatitis, or mouth ulcers, a toxicity commonly associated with PDX. Other dose limiting toxicities observed were primarily hematologic.

  Based on earlier results from the Phase 1/2 study of PDX in patients with non-Hodgkin's lymphoma, in August 2006 we initiated and enrolled the first patient in a Phase 2, non-randomized, open-label study of PDX in patients with relapsed or refractory peripheral T-cell lymphoma, or PTCL. This trial is called PROPEL (PRalatrexate in patients with Relapsed Or refractory PEripheral T-cell Lymphoma), and will seek to enroll a minimum of 100 evaluable patients at approximately 35 cancer centers across the United States, Canada and Europe. In January 2007, an independent DMC completed a planned interim analysis of safety data from the PROPEL trial, and recommended the trial continue per the protocol. The interim assessment was based upon an evaluation of the first ten patients enrolled to the study who completed at least one cycle of treatment with PDX. No major patient safety concerns were identified by the DMC, and adverse events observed to date were consistent with those observed by investigators in the Phase 1/2 study. According to the PROPEL trial protocol, the DMC will conduct an interim analysis of efficacy data from the PROPEL trial after 35 patients have completed at least one cycle of treatment with PDX, and must observe at least four responses (complete or partial) out of the first 35 patients in order to continue the trial. We currently anticipate that the DMC will conduct the 35 patient efficacy analysis in the second half of 2007, although the actual timing of the interim analysis may vary based on patient enrollment rates. We currently expect to complete patient enrollment in this trial by the third quarter of 2008; however, the actual timing of completion of enrollment may vary based on patient enrollment rates. We cannot assure you that the design of, or data collected from, the PROPEL trial will be adequate to continue the trial beyond the first 35 patients or demonstrate the safety and efficacy of PDX for the treatment of patients with relapsed or refractory peripheral T-cell lymphoma, or otherwise be sufficient to support FDA or any foreign regulatory approval. If the PROPEL trial fails to achieve its safety and efficacy endpoints, we will be unable to obtain regulatory approval to commercialize PDX for the treatment of relapsed or refractory peripheral T-cell lymphoma, and our business and stock price may be harmed.

    In July 2006, we reached agreement with the FDA under the special protocol assessment, or SPA, process on the design of the pivotal Phase 2 PROPEL trial. The SPA process allows for FDA evaluation of a clinical trial protocol intended to form the primary basis of an efficacy claim in support of a new drug application, and provides a binding agreement that the study design, including trial size, clinical endpoints and/or data analyses are acceptable to the FDA. However, the SPA agreement is not a guarantee of approval, and we cannot assure you that the design of, or data collected from the PROPEL trial, will be adequate to demonstrate the safety and efficacy of PDX for the treatment of PTCL, or otherwise be sufficient to support FDA or any foreign regulatory approval.

    Also in July 2006, the FDA awarded orphan drug status to PDX for the treatment of patients with T-cell lymphoma. The orphan drug designation provides for marketing exclusivity in the United States for seven years following marketing approval by the FDA.

    In October 2006, the FDA granted fast track designation to PDX for the treatment of patients with T-cell lymphoma. The fast track program is designed to facilitate the development and expedite the review of new drugs that are intended to treat serious or life-threatening conditions and that demonstrate the potential to address unmet medical needs.

    We are also currently enrolling patients in a Phase 1 dose escalation study of PDX with vitamin B12 and folic acid supplementation in patients with previously treated advanced NSCLC. The determination of the maximum tolerated dose of PDX in combination with vitamin supplementation will be essential for further development in this indication.

  •
  RH1 is a small molecule chemotherapeutic agent that we believe is bioactivated by the enzyme DT-diaphorase, or DTD, which is over-expressed in many tumors relative to normal tissue, including lung, colon, breast and liver tumors. Because RH1 is bioactivated in the presence of DTD, we believe it has the potential to provide targeted drug delivery to these tumor types while limiting the toxicity to normal tissue. RH1 has undergone in vivo efficacy testing by the Developmental Therapeutics Program of the National Cancer Institute and has demonstrated significant activity in both NSCLC and ovarian xenograft models.

  RH1 is currently being evaluated in patients with advanced solid tumors refractory to other chemotherapy regimens in an open label, Phase 1 dose escalation study to test the safety, tolerability and pharmacokinetics of escalating doses of RH1. During the second quarter of 2006, we completed patient enrollment in this study. Once the last patient has completed treatment, we will evaluate results from the study to determine future development plans.

Corporate Information

              We are a Delaware corporation with our principal executive offices located at 11080 CirclePoint Road, Suite 200, Westminster, Colorado 80020. Our telephone number is (303) 426-6262.

Our web site is located at www.allos.com. We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information on our website, and you should not consider it to be a part of this document. Our website address is included in this document as an inactive textual reference only.

Recent Developments

              Baker Brothers Life Sciences, L.P., or Baker, and certain other funds affiliated with Baker are expected to purchase 3,300,000 shares in this offering. As of December 31, 2006, Baker and its affiliates held 6,629,493 shares of our common stock, or approximately 11.7% of our outstanding common stock. Assuming that Baker and its affiliates purchase 3,300,000 shares of our common stock in this offering, they will hold in excess of 15% of our outstanding common stock following the closing of this offering.

              In connection with the potential acquisition of shares by Baker and its affiliates in this offering, we entered into a contingent amendment to our stockholder rights plan to provide that Baker and its affiliates will be exempt from the stockholder rights plan, unless Baker and its affiliates become, without the prior consent of our board of directors, the beneficial owner of more than 20% of our common stock. As a result, our stockholder rights plan will not apply to the acquisition by Baker and its affiliates of any shares in this offering or otherwise until they become the beneficial holders of more than 20% of our common stock. This amendment to our stockholder rights plan is contingent upon the closing of the offering.

              In connection with Baker's anticipated participation in this offering, we also entered into a standstill agreement, dated as of January 28, 2007, with Baker and certain other funds affiliated with Baker, pursuant to which Baker and its affiliates have agreed not to pursue, for four years, certain activities the purpose or effect of which may be to change or influence control of Allos. The standstill agreement is contingent upon the closing of the offering.

THE OFFERING

Common stock offered by us	9,000,000 shares
Common stock outstanding before the offering	56,695,633 shares
Common stock to be outstanding after the offering	65,695,633 shares
Use of proceeds
We currently anticipate that the net proceeds from the sale of the common stock will be used primarily for clinical and preclinical research and development of our product candidates, with a primary focus on PDX, manufacturing of preclinical and clinical drug supply, working capital and general corporate purposes. See "Use of Proceeds" on page S-30.
Risk factors	See "Risk Factors" beginning on page S-9 for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.
Nasdaq Global Market symbol	ALTH

              The number of shares of common stock to be outstanding immediately after this offering as shown above is based on 56,695,633 shares of common stock outstanding on December 31, 2006. This number excludes, as of December 31, 2006:

  •
  6,188,571 shares of common stock issuable upon exercise of outstanding options granted under our stock option plans at a weighted average exercise price of $3.36 per share;

  •
  748,187 shares of common stock issuable upon exercise of warrants outstanding at a weighted average exercise price of $3.14 per share;

  •
  3,940,248 shares of common stock available for grant under our 2000 Stock Incentive Compensation Plan, 2002 Broad Based Equity Incentive Plan and 2006 Inducement Award Plan; and

  •
  2,323,753 shares of common stock available for sale under our 2001 Employee Stock Purchase Plan.

Unless otherwise stated, outstanding share information throughout this prospectus supplement excludes such outstanding options or warrants to purchase shares of common stock.

RISK FACTORS

              Investing in our common stock involves a high degree of risk. You should consider carefully the risk factors described below and all other information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in our securities. If any of the following risks actually occur, they may materially harm our business, financial condition, operating results and cash flow. As a result, the market price of our common stock could decline, and you could lose all or part of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Relating to Our Business

We have a history of net losses and an accumulated deficit, and we may never achieve or maintain revenue or profitability in the future.

              We have never generated revenue from product sales and have experienced significant net losses since our inception in 1992. To date, we have financed our operations primarily through the private and public sale of securities. For the three and nine months ended September 30, 2006, we had a net loss of $8.1 million and $22.1 million, respectively. As of September 30, 2006, we had accumulated a deficit of $200.5 million during our development stage. We have incurred these net losses principally from costs incurred in our research and development programs and from our general and administrative expenses. We expect to continue incurring net losses for the foreseeable future. Our ability to generate revenue and achieve profitability is dependent on our ability, alone or with partners, to successfully complete the development of our product candidates, conduct clinical trials, obtain the necessary regulatory approvals, and manufacture and market our product candidates. We may never generate revenue from product sales or become profitable. We expect to continue to spend substantial amounts on research and development, including amounts spent on conducting clinical trials for our product candidates. We may not be able to continue as a going concern if we are unable to generate meaningful amounts of revenue to support our operations or cannot otherwise raise the necessary funds to support our operations.

Our product candidates are in various stages of development and may never be fully developed in a manner suitable for commercialization. If we do not develop commercially successful products, our ability to generate revenue will be limited.

              We currently have no products that are approved for commercial sale. All of our product candidates are in various stages of development, and significant research and development, financial resources and personnel will be required to develop commercially viable products and obtain regulatory approvals. We do not expect to be able to market any of our product candidates, including EFAPROXYN and PDX, until at least 2008. Further, certain of the indications that we are pursuing have relatively low incidence rates, which may make it difficult for us to enroll a sufficient number of patients in our clinical trials on a timely basis, or at all, and may limit the revenue potential of our product candidates. If we are unable to develop, receive approval for, or successfully commercialize any of our product candidates, we may be unable to generate meaningful revenue from product sales and will incur continued net losses.

We cannot predict when or if we will obtain regulatory approval to commercialize our product candidates.

              A pharmaceutical product cannot be marketed in the United States or most other countries until it has completed a rigorous and extensive regulatory approval process. If we fail to obtain regulatory approval to market our product candidates, we will be unable to sell our products and generate revenue, which would jeopardize our ability to continue operating our business. Satisfaction of regulatory requirements typically takes many years, is dependent upon the type, complexity and novelty of the product and requires the expenditure of substantial resources. Of particular significance are the requirements covering research and development, testing, manufacturing, quality control, labeling and promotion of drugs for human use. We may not obtain regulatory approval for any product candidates we develop, including EFAPROXYN and PDX, or we may not obtain regulatory review of such product candidates in a timely manner. For a more complete description of the regulatory approval process and related risks, please refer to the "Government Regulation" section of Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2005.

If our product candidates, including EFAPROXYN and PDX, fail to meet safety and efficacy endpoints in clinical trials, they will not receive regulatory approval, and we will be unable to market them.

              Our product candidates may not prove to be safe and efficacious in clinical trials and may not meet all of the applicable regulatory requirements needed to receive regulatory approval. The clinical development and regulatory approval process is extremely expensive and takes many years. Failure can occur at any stage of development, and the timing of any regulatory approval cannot be accurately predicted.

              We currently expect to conduct the final analysis of safety and efficacy data from our Phase 3 ENRICH trial in mid-2007, although the actual timing of the final analysis may vary based on patient survival rates. We cannot assure you that the design of, or data collected from, the ENRICH trial will be adequate to demonstrate the safety and efficacy of EFAPROXYN for the treatment of patients with brain metastases originating from breast cancer, or otherwise be sufficient to support FDA or any foreign regulatory approval. Similarly, according to the PROPEL trial protocol, an independent data monitoring committee, or DMC, will conduct an interim analysis of efficacy data from the PROPEL trial after 35 patients have completed at least one cycle of treatment with PDX, and must observe at least four responses (complete or partial) out of the first 35 patients in order to continue the trial. We currently anticipate that the DMC will conduct the 35 patient efficacy analysis in the second half of 2007, although the actual timing of the interim analysis may vary based on patient enrollment rates. We cannot assure you that the design of, or data collected from, the PROPEL trial will be adequate to continue the trial beyond the first 35 patients or demonstrate the safety and efficacy of PDX for the treatment of patients with relapsed or refractory peripheral T-cell lymphoma, or otherwise be sufficient to support FDA or any foreign regulatory approval. If the ENRICH or PROPEL trials fail to achieve their safety and efficacy endpoints, we will be unable to obtain regulatory approval to commercialize EFAPROXYN or PDX, and our business and stock price may be harmed. If we fail to obtain regulatory approval for EFAPROXYN, PDX or any of our other current or future product candidates, we will be unable to market and sell them and therefore may never generate meaningful amounts of revenue or become profitable.

              As part of the regulatory process, we must conduct clinical trials for each product candidate to demonstrate safety and efficacy to the satisfaction of the FDA and other regulatory authorities abroad. The number and design of clinical trials that will be required varies depending on the product candidate, the condition being evaluated, the trial results and regulations applicable to any particular product candidate. The design of our clinical trials is based on many assumptions about the expected effect of our product candidates, and if those assumptions prove incorrect, the clinical trials may not produce statistically significant results. Preliminary results may not be confirmed upon full analysis of the detailed results of a trial, and prior clinical trial program designs and results may not be predictive of future clinical trial designs or results. Product candidates in later stage clinical trials may fail to show the desired safety and efficacy despite having progressed through initial clinical trials with acceptable endpoints. If our product candidates fail to show clinically significant benefits, they will not be approved for marketing.

We may experience delays in our clinical trials that could adversely affect our financial position and our commercial prospects.

              We do not know when our current clinical trials, including our ENRICH and PROPEL trials, will be completed, if at all. We also cannot accurately predict when other planned clinical trials will begin or be completed. Many factors affect patient enrollment, including the size of the patient population, the proximity of patients to clinical sites, the eligibility criteria for the trial, competing clinical trials and new drugs approved for the conditions we are investigating. Other companies are conducting clinical trials and have announced plans for future trials that are seeking or likely to seek patients with the same diseases as those we are studying. Competition for patients in some cancer trials is particularly intense because of the limited number of leading specialist physicians and the geographic concentration of major clinical centers.

              As a result of the numerous factors which can affect the pace of progress of clinical trials, our trials may take longer to enroll patients than we anticipate, if they can be completed at all. Delays in patient enrollment in the trials may increase our costs and slow our product development and approval process. Our product development costs will also increase if we need to perform more or larger clinical trials than planned. If other companies' product candidates show favorable results, we may be required to conduct additional clinical trials to address changes in treatment regimens or for our products to be commercially competitive. Any delays in completing our clinical trials will delay our ability to generate revenue from product sales, and we may have insufficient capital resources to support our operations. Even if we do have sufficient capital resources, our ability to become profitable will be delayed.

While we have negotiated a special protocol assessment with the FDA relating to our PROPEL trial, this agreement does not guarantee any particular outcome from regulatory review of the study or the product, including any regulatory approval.

              In July 2006, we reached agreement with the FDA under the special protocol assessment, or SPA, process on the design of our Phase 2 PROPEL trial. The SPA process allows for FDA evaluation of a clinical trial protocol intended to form the primary basis of an efficacy claim in support of a new drug application, and provides a binding agreement that the study design, including trial size, clinical endpoints and/or data analyses are acceptable to the FDA. However, the SPA agreement is not a guarantee of approval, and we cannot assure you that the design of, or data collected from, the PROPEL trial will be adequate to demonstrate the safety and efficacy of PDX for the treatment of PTCL, or otherwise be sufficient to support FDA or any foreign regulatory approval. Further, the SPA agreement is not binding on the FDA if public health concerns unrecognized at the time the SPA agreement is entered into become evident, other new scientific concerns regarding product safety or efficacy arise, or if we fail to comply with the agreed upon trial protocols. In addition, the SPA agreement may be changed by us or the FDA on written agreement of both parties, and the FDA retains significant latitude and discretion in interpreting the terms of the SPA agreement and the data and results from the PROPEL trial. As a result, we do not know how the FDA will interpret the parties' respective commitments under the SPA agreement, how it will interpret the data and results from the PROPEL trial, or whether PDX will receive any regulatory approvals as a result of the SPA agreement or the clinical trial. Therefore, despite the potential benefits of the SPA agreement, significant uncertainty remains regarding the clinical development and regulatory approval process for PDX for the treatment of PTCL.

We may be required to suspend, repeat or terminate our clinical trials if they are not conducted in accordance with regulatory requirements, the results are negative or inconclusive or the trials are not well designed.

              Clinical trials must be conducted in accordance with the FDA's Good Clinical Practices and are subject to oversight by the FDA and Institutional Review Boards at the medical institutions where the clinical trials are conducted. In addition, clinical trials must be conducted with product candidates produced under the FDA's Good Manufacturing Practices, and may require large numbers of test subjects. Clinical trials may be suspended by the FDA or us at any time if it is believed that the subjects participating in these trials are being exposed to unacceptable health risks or if the FDA finds deficiencies in the conduct of these trials.

              Even if we achieve positive interim results in clinical trials, these results do not necessarily predict final results, and acceptable results in early trials may not be repeated in later trials. Data obtained from preclinical and clinical activities are susceptible to varying interpretations that could delay, limit or prevent regulatory clearances, and the FDA can request that we conduct additional clinical trials. A number of companies in the pharmaceutical industry have suffered significant setbacks in advanced clinical trials, even after promising results in earlier trials. As a result, there can be no assurance that our ENRICH or PROPEL trials will achieve their primary endpoints. In addition, negative or inconclusive results or adverse medical events during a clinical trial could cause a clinical trial to be repeated or terminated. Also, failure to construct clinical trial protocols to screen patients for risk profile factors relevant to the trial for purposes of segregating patients into the patient populations treated with the drug being tested and the control group could result in either group experiencing a disproportionate number of adverse events and could cause a clinical trial to be repeated or terminated. If we have to conduct additional clinical trials, whether for EFAPROXYN, PDX or any other product candidate, it would significantly increase our expenses and delay marketing of our products.

Reports of adverse events or safety concerns involving our product candidates or in related technology fields or other companies' clinical trials could delay or prevent us from obtaining regulatory approval or negatively impact public perception of our product candidates.

              Our product candidates may produce serious adverse events. These adverse events could interrupt, delay or halt clinical trials of our product candidates and could result in the FDA or other regulatory authorities denying approval of our product candidates for any or all targeted indications. An independent data safety monitoring board, the FDA, other regulatory authorities or we may suspend or terminate clinical trials at any time. We cannot assure you that any of our product candidates will be safe for human use.

              At present, there are a number of clinical trials being conducted by other pharmaceutical companies involving small molecule chemotherapeutic agents. If other pharmaceutical companies announce that they observed frequent adverse events or unknown safety issues in their trials involving compounds similar to, or competitive with, our product candidates, we could encounter delays in the timing of our clinical trials or difficulties in obtaining the approval of our product candidates. As well, the public perception of our product candidates might be adversely affected, which could harm our business and results of operations and cause the market price of our common stock to decline, even if the concern relates to another company's product or product candidate. We cannot assure you that any of our product candidates will be safe for human use.

Due to our reliance on contract research organizations and other third parties to conduct clinical trials, we are unable to directly control the timing, conduct and expense of our clinical trials.

              We rely primarily on third parties to conduct our clinical trials, including the ENRICH and PROPEL trials. As a result, we have had and will continue to have less control over the conduct of our clinical trials, the timing and completion of the trials, the required reporting of adverse events and the management of data developed through the trial than would be the case if we were relying entirely upon our own staff. Communicating with outside parties can also be challenging, potentially leading to mistakes as well as difficulties in coordinating activities. Outside parties may have staffing difficulties, may undergo changes in priorities or may become financially distressed, adversely affecting their willingness or ability to conduct our trials. We may experience unexpected cost increases that are beyond our control. Problems with the timeliness or quality of the work of a contract research organization may lead us to seek to terminate the relationship and use an alternative service provider. However, making this change may be costly and may delay our trials, and contractual restrictions may make such a change difficult or impossible. Additionally, it may be impossible to find a replacement organization that can conduct our trials in an acceptable manner and at an acceptable cost.

Even if our product candidates meet safety and efficacy endpoints in clinical trials, regulatory authorities may not approve them, or we may face post-approval problems that require withdrawal of our products from the market.

              We will not be able to commercialize any of our product candidates until we have obtained regulatory approval. We have limited experience in filing and pursuing applications necessary to gain regulatory approvals, which may place us at risk of delays, overspending and human resources inefficiencies.

              Our product candidates may not be approved even if they achieve their endpoints in clinical trials. Regulatory agencies, including the FDA or their advisors, may disagree with our interpretations of data from preclinical studies and clinical trials. Regulatory agencies also may approve a product candidate for fewer conditions than requested or may grant approval subject to the performance of post-marketing studies for a product candidate. In addition, regulatory agencies may not approve the labeling claims that are necessary or desirable for the successful commercialization of our product candidates.

              Even if we receive regulatory approvals, our product candidates may later exhibit adverse effects that limit or prevent their widespread use or that force us to withdraw those product candidates from the market. In addition, a marketed product continues to be subject to strict regulation after approval and may be required to undergo post-approval studies. Any unforeseen problems with an approved product or any violation of regulations could result in restrictions on the product, including its withdrawal from the market. Any delay in, or failure to receive or maintain regulatory approval for, any of our products could harm our business and prevent us from ever generating meaningful revenues or achieving profitability.

Even if we receive regulatory approval for our product candidates, we will be subject to ongoing regulatory obligations and review.

              Following any regulatory approval of our product candidates, we will be subject to continuing regulatory obligations such as safety reporting requirements and additional post-marketing obligations, including regulatory oversight of the promotion and marketing of our products. In addition, we or our third-party manufacturers will be required to adhere to regulations setting forth current Good Manufacturing Practices. These regulations cover all aspects of the manufacturing, storage, testing, quality control and record keeping relating to our product candidates. Furthermore, we or our third-party manufacturers must pass a pre-approval inspection of manufacturing facilities by the FDA and foreign authorities before obtaining marketing approval and will be subject to periodic inspection by these regulatory authorities. Such inspections may result in compliance issues that could prevent or delay marketing approval, or require the expenditure of financial or other resources to address. If we or our third-party manufacturers fail to comply with applicable regulatory requirements, we may be subject to fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecution.

Budget constraints may force us to delay our efforts to develop certain product candidates in favor of developing others, which may prevent us from commercializing all product candidates as quickly as possible.

              Because we have limited resources, and because research and development is an expensive process, we must regularly assess the most efficient allocation of our research and development budget. As a result, we may have to prioritize development candidates and may not be able to fully realize the value of some of our product candidates in a timely manner, as they will be delayed in reaching the market, if at all.

If we fail to obtain the capital necessary to fund our operations, we will be unable to successfully develop or commercialize our product candidates.

              We expect that significant additional capital will be required in the future to continue our research and development efforts and to commercialize our product candidates, if approved for marketing. Our actual capital requirements will depend on many factors, including, among other factors:

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  the timing and outcome of our ongoing ENRICH and PROPEL trials;

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  costs associated with the commercialization of our product candidates, if approved for marketing;

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  our evaluation of, and decisions with respect to, our strategic alternatives; and

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  costs associated with securing in-license opportunities, purchasing product candidates and conducting preclinical research and clinical development for our current and future product candidates.

              We intend to raise additional capital in the future through arrangements with corporate partners, equity or debt financings, or from other sources. We do not know whether additional financing will be available when needed, or that, if available, we will obtain financing on terms favorable to our stockholders or us. If adequate funds are not available to us, we will be required to delay, reduce the scope of or eliminate one or more of our development programs and our business and future prospects for revenue and profitability may be harmed. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. To the extent that we raise additional funds through collaboration and licensing arrangements, we may be required to relinquish some rights to our technologies or product candidates, or grant licenses on terms that are not favorable to us.

If we are unable to effectively protect our intellectual property, we will be unable to prevent third parties from using our technology, which would impair our competitiveness and ability to commercialize our product candidates. In addition, enforcing our proprietary rights may be expensive and result in increased losses.

              Our success will depend in part on our ability to obtain and maintain meaningful patent protection for our products, both in the United States and in other countries. We rely on patents to protect a large part of our intellectual property and our competitive position. Any patents issued to or licensed by us could be challenged, invalidated, infringed, circumvented or held unenforceable. In addition, it is possible that no patents will issue on any of our licensed patent applications. It is possible that the claims in patents that have been issued or licensed to us or that may be issued or licensed to us in the future will not be sufficiently broad to protect our intellectual property or that the patents will not provide protection against competitive products or otherwise be commercially valuable. Failure to obtain and maintain adequate patent protection for our intellectual property would impair our ability to be commercially competitive.

              Our commercial success will also depend in part on our ability to commercialize our product candidates without infringing patents or other proprietary rights of others or breaching the licenses granted to us. We may not be able to obtain a license to third-party technology that we may require to conduct our business or, if obtainable, we may not be able to license such technology at a reasonable cost. If we fail to obtain a license to any technology that we may require to commercialize our technologies or product candidates, or fail to obtain a license at a reasonable cost, we will be unable to commercialize the affected product or to commercialize it at a price that will allow us to become profitable.

              In addition to patent protection, we also rely upon trade secrets, proprietary know-how and technological advances which we seek to protect through confidentiality agreements with our collaborators, employees and consultants. Our employees and consultants are required to enter into confidentiality agreements with us. We also have entered into non-disclosure agreements, which are intended to protect our confidential information delivered to third parties for research and other purposes. However, these agreements could be breached and we may not have adequate remedies for any breach, or our trade secrets and proprietary know-how could otherwise become known or be independently discovered by others.

              Furthermore, as with any pharmaceutical company, our patent and other proprietary rights are subject to uncertainty. Our patent rights related to our product candidates might conflict with current or future patents and other proprietary rights of others. For the same reasons, the products of others could infringe our patents or other proprietary rights. Litigation or patent interference proceedings, either of which could result in substantial costs to us, may be necessary to enforce any of our patents or other proprietary rights, or to determine the scope and validity or enforceability of other parties' proprietary rights. The defense and prosecution of patent and intellectual property infringement claims are both costly and time consuming, even if the outcome is favorable to us. Any adverse outcome could subject us to significant liabilities to third parties, require disputed rights to be licensed from third parties, or require us to cease selling our future products. We are not currently a party to any patent or other intellectual property infringement claims.

We do not have manufacturing facilities or capabilities and are dependent on third parties to fulfill our manufacturing needs, which could result in the delay of clinical trials, regulatory approvals, product introductions and commercial sales.

              We are dependent on third parties for the manufacture and storage of our product candidates for clinical trials and, if approved, for commercial sale. If we are unable to contract for a sufficient supply of our product candidates on acceptable terms, or if we encounter delays or difficulties in the manufacturing process or our relationships with our manufacturers, we may not have sufficient product to conduct or complete our clinical trials or support commercial requirements for our product candidates, if approved.

              We have a contract with Hovione Inter Limited for the supply of EFAPROXYN bulk drug substance, and a contract with Baxter Healthcare for the supply of EFAPROXYN formulated drug product. These manufacturers are currently our only contracted sources for the production and formulation of EFAPROXYN. Both PDX and RH1 are cytotoxic which requires manufacturers of these substances to have specialized equipment and safety systems to handle such substances. In addition, the starting materials for PDX require custom preparations, which will require us to manage an additional set of suppliers to obtain the needed supplies of PDX.

              Even if we obtain approval to market EFAPROXYN, PDX or RH1 in one or more indications, our current or future manufacturers may be unable to accurately and reliably manufacture commercial quantities of EFAPROXYN, PDX or RH1 at reasonable costs, on a timely basis and in compliance with the FDA's current Good Manufacturing Practices. If our current or future contract manufacturers fail in any of these respects, our ability to timely complete our clinical trials, obtain required regulatory approvals and successfully commercialize EFAPROXYN, PDX or RH1 will be materially and adversely affected. This risk may be heightened with respect to PDX and RH1 as there are a limited number of fill/finish manufacturers with the ability to handle cytotoxic products such as PDX and RH1.

              Our reliance on contract manufacturers exposes us to additional risks, including:

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  delays or failure to manufacture sufficient quantities needed for clinical trials in accordance with our specifications or to deliver such quantities on the dates we require;

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  our current and future manufacturers are subject to ongoing, periodic, unannounced inspections by the FDA and corresponding state and international regulatory authorities for compliance with strictly enforced current Good Manufacturing Practice regulations and similar state and foreign standards, and we do not have control over our contract manufacturers' compliance with these regulations and standards;

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  our current and future manufacturers may not be able to comply with applicable regulatory requirements, which would prohibit them from manufacturing products for us;

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  if we need to change to other commercial manufacturing contractors, the FDA and comparable foreign regulators must approve these contractors prior to our use, which would require new testing and compliance inspections, and the new manufacturers would have to be educated in, or themselves develop substantially equivalent processes necessary for, the production of our products;

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  our manufacturers might not be able to fulfill our commercial needs, which would require us to seek new manufacturing arrangements and may result in substantial delays in meeting market demands; and

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  we may not have intellectual property rights, or may have to share intellectual property rights, to any improvements in the manufacturing processes or new manufacturing processes for our products.

              Any of these factors could result in the delay of clinical trials, regulatory submissions, required approvals or commercialization of our products under development, entail higher costs and result in our being unable to effectively commercialize our products.

We may explore new alliances that may never materialize or may fail.

              We may, in the future, periodically explore a variety of possible partnerships or alliances in an effort to gain access to additional complimentary resources. At the current time, we cannot predict what form such a partnership or alliance might take. Such strategic business alliances could result in: the issuance of equity securities that would dilute stockholders' percentage ownership; the expenditure of substantial operational, financial, and management resources in integrating new businesses, technologies, and products; the assumption of substantial actual or contingent liabilities; or a business combination transaction featuring terms that stockholders might not deem desirable.

Acceptance of our products in the marketplace is uncertain, and failure to achieve market acceptance will limit our ability to generate revenue and become profitable.

              Even if approved for marketing, our products may not achieve market acceptance. The degree of market acceptance will depend upon a number of factors, including:

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  the receipt of timely regulatory approval for the uses that we are studying;

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  the establishment and demonstration in the medical community of the safety and efficacy of our products and their potential advantages over existing and newly developed therapeutic products;

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  ease of use of our products;

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  reimbursement and coverage policies of government and private payors such as Medicare, Medicaid, insurance companies, health maintenance organizations and other plan administrators; and

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  the scope and effectiveness of our sales and marketing efforts.

Physicians, patients, payors or the medical community in general may be unwilling to accept, utilize or recommend the use of any of our products.

The status of reimbursement from third-party payors for newly approved health care drugs is uncertain and failure to obtain adequate coverage and reimbursement could limit our ability to generate revenue.

              Our ability to successfully commercialize our products will depend, in part, on the extent to which coverage and reimbursement for the products will be available from:

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  government and health administration authorities;

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  private health insurers;

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  managed care programs; and

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  other third-party payors.

              Significant uncertainty exists as to the reimbursement status of newly approved health care products. Third-party payors, including Medicare, are challenging the prices charged for medical products and services. Government and other third-party payors increasingly are attempting to contain health care costs by limiting both coverage and the level of reimbursement for new drugs and by refusing, in some cases, to provide coverage for uses of approved products for disease conditions for which the FDA has not granted labeling approval. Third-party insurance coverage may not be available to patients for our products. If government and other third-party payors do not provide adequate coverage and reimbursement levels for our product candidates, their market acceptance may be reduced.

Health care reform measures could adversely affect our business.

              The business and financial condition of pharmaceutical and biotechnology companies are affected by the efforts of governmental and third-party payors to contain or reduce the costs of health care. In the United States and in foreign jurisdictions there have been, and we expect that there will continue to be, a number of legislative and regulatory proposals aimed at changing the health care system. For example, in some countries other than the United States, pricing of prescription drugs is subject to government control, and we expect proposals to implement similar controls in the United States to continue. We are unable to predict what additional legislation or regulation, if any, relating to the health care industry or third-party coverage and reimbursement may be enacted in the future or what effect such legislation or regulation would have on our business. The pendency or approval of such proposals or reforms could result in a decrease in our stock price or limit our ability to raise capital or to obtain strategic partnerships or licenses.

              The FDA has designated EFAPROXYN for the treatment of brain metastases from breast cancer and PDX for the treatment of T-cell lymphoma as orphan drugs under the Orphan Drug Act.

The Orphan Drug Act provides incentives to pharmaceutical companies to develop and market drugs for rare diseases, generally by entitling the first developer that receives FDA marketing approval for an orphan drug to a seven-year exclusive marketing period in the United States for that product. In recent years, Congress has considered legislation to change the Orphan Drug Act to shorten the period of automatic market exclusivity and to grant marketing rights to simultaneous developers of a drug. If the Orphan Drug Act is amended in this manner, any approved drugs for which we have been granted exclusive marketing rights under the Orphan Drug Act will face increased competition, which may decrease the amount of revenue we may receive from these products.

We may not obtain orphan drug exclusivity or we may not receive the full benefit of orphan drug exclusivity even if we obtain it.

              The FDA has awarded orphan drug status to EFAPROXYN for the treatment of patients with brain metastases originating from breast cancer and to PDX for the treatment of patients with T-cell lymphoma. Under the Orphan Drug Act, if we are the first company to receive FDA approval for these drugs for the designated orphan drug indications, we will obtain seven years of marketing exclusivity during which FDA may not approve another company's application for the same drug for the same orphan indication. Orphan drug exclusivity would not prevent FDA approval of a different drug for the orphan indication or the same drug for a different indication. Moreover, if another company obtains orphan drug designation for efaproxiral, the active ingredient of EFAPROXYN, or for pralatrexate, which we refer to as PDX, and obtains FDA approval of an NDA before we do, we could be prevented from obtaining approval of our drugs for seven years. Even if we obtain orphan drug exclusivity, we can lose that exclusivity if FDA determines that we are unable to supply the relevant patient population or if another manufacturer demonstrates that its efaproxiral or pralatrexate product is superior to ours.

If we fail to comply with healthcare fraud and abuse laws, we could face substantial penalties and our business, operations and financial condition could be adversely affected.

              As a biopharmaceutical company, even though we do not and will not control referrals of healthcare services or bill directly to Medicare, Medicaid or other third-party payors, certain federal and state healthcare laws and regulations pertaining to fraud and abuse will be applicable to our business. These laws and regulations, include, among others:

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  the federal Anti-Kickback Statute, which prohibits, among other things, persons from soliciting, receiving or providing remuneration, directly or indirectly, to induce either the referral of an individual, for an item or service or the purchasing or ordering of a good or service, for which payment may be made under federal healthcare programs such as the Medicare and Medicaid programs;

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  federal false claims laws which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid, or other third-party payors that are false or fraudulent;

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  the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, which prohibits executing a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters; and

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  state law equivalents of each of the above federal laws, such as anti-kickback and false claims laws which may apply to items or services reimbursed by any third-party payor, including commercial insurers.

              Although there are a number statutory exemptions and regulatory safe harbors protecting certain common activities from prosecution under the federal Anti-Kickback statute, the exemptions and safe harbors are drawn narrowly, and practices that involve remuneration intended to induce prescribing, purchases, or recommendations may be subject to scrutiny if they do not qualify for an exemption or safe harbor. Our practices may not in all cases meet all of the criteria for safe harbor protection from anti-kickback liability.

              If our operations are found to be in violation of any of the laws described above or any other governmental regulations that apply to us, we may be subject to penalties, including civil and criminal penalties, damages, fines and the curtailment or restructuring of our operations. Any penalties, damages, fines, curtailment or restructuring of our operations could adversely affect our ability to operate our business and our financial results. Although compliance programs can mitigate the risk of investigation and prosecution for violations of these laws, the risks cannot be entirely eliminated. Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management's attention from the operation of our business. Moreover, achieving and sustaining compliance with all applicable federal and state fraud and abuse laws may prove costly.

If we are unable to develop adequate sales, marketing or distribution capabilities or enter into agreements with third parties to perform some of these functions, we will not be able to commercialize our products effectively.

              We have limited experience in sales, marketing and distribution. To directly market and distribute any products, we must build a sales and marketing organization with appropriate technical expertise and distribution capabilities. We may attempt to build such a sales and marketing organization on our own or with the assistance of a contract sales organization. For some market opportunities, we may need to enter into co-promotion or other licensing arrangements with larger pharmaceutical or biotechnology firms in order to increase the likelihood of commercial success for our products. We may not be able to establish sales, marketing and distribution capabilities of our own or enter into such arrangements with third parties in a timely manner or on acceptable terms. To the extent that we enter into co-promotion or other licensing arrangements, our product revenues are likely to be lower than if we directly marketed and sold our products, and some or all of the revenues we receive will depend upon the efforts of third parties, and these efforts may not be successful. Additionally, building marketing and distribution capabilities may be more expensive than we anticipate, requiring us to divert capital from other intended purposes or preventing us from building our marketing and distribution capabilities to the desired levels.

If our competitors develop and market products that are more effective than ours, our commercial opportunity will be reduced or eliminated.

              Even if we obtain the necessary regulatory approvals to market EFAPROXYN, PDX or any other product candidates, our commercial opportunity will be reduced or eliminated if our competitors develop and market products that are more effective, have fewer side effects or are less expensive than our product candidates. Our potential competitors include large fully integrated pharmaceutical companies and more established biotechnology companies, both of which have significant resources and expertise in research and development, manufacturing, testing, obtaining regulatory approvals and marketing. Academic institutions, government agencies, and other public and private research organizations conduct research, seek patent protection and establish collaborative arrangements for research, development, manufacturing and marketing. It is possible that competitors will succeed in developing technologies that are more effective than those being developed by us or that would render our technology obsolete or noncompetitive.

If product liability lawsuits are successfully brought against us, we may incur substantial liabilities and may be required to limit commercialization of our product candidates.

              The testing and marketing of pharmaceutical products entail an inherent risk of product liability. Product liability claims might be brought against us by consumers, health care providers or by pharmaceutical companies or others selling our future products. If we cannot successfully defend ourselves against such claims, we may incur substantial liabilities or be required to limit the commercialization of our product candidates. We have obtained limited product liability insurance coverage for our human clinical trials. However, product liability insurance coverage is becoming increasingly expensive, and we may be unable to maintain product liability insurance coverage at a reasonable cost or in sufficient amounts to protect us against losses due to product liability. A successful product liability claim in excess of our insurance coverage could have a material adverse effect on our business, financial condition and results of operations. We may not be able to obtain commercially reasonable product liability insurance for any products approved for marketing.

We are currently involved in a securities class action litigation, which could harm our business if management attention is diverted or the claims are decided against us.

              We have been named as a defendant in an alleged securities class action lawsuit seeking unspecified damages relating to the issuance of allegedly false and misleading statements regarding EFAPROXYN during the period from May 29, 2003 to April 29, 2004 and subsequent declines in our stock price. On October 20, 2005, the District Court granted our motion to dismiss the lawsuit with prejudice and entered judgment in our favor. On November 20, 2005, the plaintiff appealed the decision to the United States Court of Appeals for the Tenth Circuit. In October 2006, the parties held discussions to settle the matter, although the terms of any such potential settlement remain subject to negotiation and no binding agreement has been reached. A settlement would be subject to various conditions, including approval of the District Court. We expect that any settlement in excess of our deductible would be covered by our insurance carrier. As with any litigation proceeding, we cannot predict with certainty the eventual outcome of our settlement discussions or the legal proceedings. In the event a settlement is not concluded, we intend to vigorously defend against the plaintiff's appeal. If the Court of Appeals reverses the District Court's decision and we are not successful in our defense of such claims, we could be forced to make significant payments to the plaintiffs, and such payments could have a material adverse effect on our business, financial condition, results of operations and cash flows to the extent such payments are not covered by our insurance carriers. Even if our defense against such claims is successful, the litigation could result in substantial costs and divert management's attention and resources, which could adversely affect our business. As of September 30, 2006, we have recorded $270,000 in accrued liabilities, which represents the remaining unpaid deductible under our insurance policy.

Failure to attract, retain and motivate skilled personnel and cultivate key academic collaborations will delay our product development programs and our research and development efforts.

              We are a small company with 60 full-time employees, and our success depends on our continued ability to attract, retain and motivate highly qualified management and scientific personnel and on our ability to develop and maintain important relationships with leading academic institutions and scientists. Competition for personnel and academic collaborations is intense. In particular, our product development programs depend on our ability to attract and retain highly skilled clinical development personnel. In addition, we will need to hire additional personnel and develop additional academic collaborations as we continue to expand our research and development activities. We do not know if we will be able to attract, retain or motivate personnel or maintain our relationships with academic institutions and scientists. If we fail to negotiate additional acceptable collaborations with academic institutions and scientists, or if our existing academic collaborations were to be unsuccessful, our product development programs may be delayed.

We cannot guarantee that we will be in compliance with all potentially applicable regulations.

              The development, manufacturing, and, if approved, pricing, marketing, sales and reimbursement of our products, together with our general obligations, are subject to extensive regulation by federal, state and other authorities within the United States and numerous entities outside of the United States. We also have significantly fewer employees than many other companies that have the same or fewer product candidates in late stage clinical development and we rely heavily on third parties to conduct many important functions.

              As a publicly-traded company, we are subject to significant regulations, some of which have either only recently been adopted, including the Sarbanes Oxley Act of 2002, or are currently proposals subject to change. We cannot assure that we are or will be in compliance with all potentially applicable regulations. If we fail to comply with the Sarbanes Oxley Act of 2002 or any other regulations we could be subject to a range of consequences, including restrictions on our ability to sell equity or otherwise raise capital funds, the de-listing of our common stock from the Nasdaq Global Market, suspension or termination of our clinical trials, failure to obtain approval to market our product candidates, restrictions on future products or our manufacturing processes, significant fines, or other sanctions or litigation.

If our internal controls over financial reporting are not considered effective, our business and stock price could be adversely affected.

              Section 404 of the Sarbanes-Oxley Act of 2002 requires us to evaluate the effectiveness of our internal controls over financial reporting as of the end of each fiscal year, and to include a management report assessing the effectiveness of our internal controls over financial reporting in our annual report on Form 10-K for that fiscal year. Section 404 also requires our independent registered public accounting firm to attest to, and report on, management's assessment of our internal controls over financial reporting.

              Our management, including our chief executive officer and principal financial officer, does not expect that our internal controls over financial reporting will prevent all error and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system's objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud involving a company have been, or will be, detected. The design of any system of controls is based in part on certain assumptions about the likelihood of future events, and we cannot assure you that any design will succeed in achieving its stated goals under all potential future conditions. Over time, controls may become ineffective because of changes in conditions or deterioration in the degree of compliance with policies or procedures. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected. We cannot assure you that we or our independent registered public accounting firm will not identify a material weakness in our internal controls in the future. A material weakness in our internal controls over financial reporting would require management and our independent registered public accounting firm to consider our internal controls as ineffective. If our internal controls over financial reporting are not considered effective, we may experience a loss of public confidence, which could have an adverse effect on our business and on the market price of our common stock.

If we do not progress in our programs as anticipated, our stock price could decrease.

              For planning purposes, we estimate the timing of a variety of clinical, regulatory and other milestones, such as when a certain product candidate will enter clinical development, when a clinical trial will be completed or when an application for regulatory approval will be filed. Some of our estimates are included in this prospectus supplement. Our estimates are based on information available to us as of the date of this prospectus supplement and a variety of assumptions. Many of the underlying assumptions are outside of our control. If milestones are not achieved when we estimated that they would be, investors could be disappointed, and our stock price may decrease.

Warburg Pincus Private Equity VIII, L.P. ("Warburg") and Baker Brothers Life Sciences, L.P. ("Baker") each control a substantial percentage of the voting power of our outstanding common stock.

              On March 2, 2005, we entered into a Securities Purchase Agreement with Warburg Pincus Private Equity VIII, L.P. ("Warburg") and certain other investors pursuant to which we issued and sold an aggregate of 2,352,443 shares of our Series A Exchangeable Preferred Stock (the "Exchangeable Preferred") at a price per share of $22.10, for aggregate gross proceeds of approximately $52.0 million. On May 18, 2005, at our Annual Meeting of Stockholders, our stockholders voted to approve the issuance of shares of our common stock upon exchange of shares of the Exchangeable Preferred. As a result of such approval, we issued a total of 23,524,430 shares of common stock upon exchange of 2,352,443 shares of Exchangeable Preferred.

              As of December 31, 2006, we had approximately 56.7 million shares of common stock outstanding, of which Warburg owned 22,624,430 shares, or approximately 40% of the voting power of our outstanding common stock. Assuming the issuance of 9,000,000 shares in this offering, Warburg will own approximately 35% of the voting power of our outstanding common stock. As a result, Warburg is, and will continue to be, able to exercise substantial influence over any actions requiring stockholder approval. However, in connection with its purchase of the Exchangeable Preferred, Warburg entered into a standstill agreement agreeing not to pursue, for four years, certain activities the purpose or effect of which may be to change or influence the control of Allos.

              Baker Brothers Life Sciences, L.P. ("Baker") and certain other funds affiliated with Baker are expected to purchase 3,300,000 shares of our common stock in this offering. As of December 31, 2006, Baker and its affiliates held 6,629,493 shares of our common stock, or approximately 11.7% of the voting power of our outstanding common stock. Assuming that Baker and its affiliates purchase 3,300,000 shares in this offering, they will hold in excess of 15% of the voting power of our outstanding common stock following the closing of this offering. As a result, Baker may be able to exercise influence over any actions requiring stockholder approval. However, in connection with this offering, Baker and certain of its affiliates entered into a standstill agreement agreeing not to pursue, for four years, certain activities the purpose or effect of which might be to change or influence the control of Allos.

Anti-takeover provisions in our charter documents and under Delaware law could discourage, delay or prevent an acquisition of us, even if an acquisition would be beneficial to our stockholders, and may prevent attempts by our stockholders to replace or remove our current management.

              Provisions of our amended and restated certificate of incorporation and bylaws, as well as provisions of Delaware law, could make it more difficult for a third party to acquire us, even if doing so would benefit our stockholders. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors. Because our board of directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt by our stockholders to replace current members of our management team. These provisions include:

  •
  authorizing the issuance of "blank check" preferred stock that could be issued by our board of directors to increase the number of outstanding shares or change the balance of voting control and thwart a takeover attempt;

  •
  prohibiting cumulative voting in the election of directors, which would otherwise allow for less than a majority of stockholders to elect director candidates;

  •
  prohibiting stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of our stockholders;

  •
  eliminating the ability of stockholders to call a special meeting of stockholders; and

  •
  establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted upon at stockholder meetings.

              In addition, we are subject to Section 203 of the Delaware General Corporation Law, which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with an interested stockholder for a period of three years following the date on which the stockholder became an interested stockholder. This provision could have the effect of delaying or preventing a change of control, whether or not it is desired by or beneficial to our stockholders. Notwithstanding the foregoing, the three year moratorium imposed on business combinations by Section 203 will not apply to either Warburg or Baker because, prior to the dates on which they became interested stockholders, our board of directors approved the transactions which resulted in Warburg and Baker becoming interested stockholders. However, in connection with its purchase of Exchangeable Preferred in March 2005, Warburg entered into a standstill agreement agreeing not to pursue, for four years, certain activities the purpose or effect of which may be to change or influence the control of Allos. Similarly, in connection with this offering, Baker has entered into a standstill agreement agreeing not to pursue, for four years, certain activities the purpose or effect of which may be to change or influence the control of Allos.

We have adopted a stockholder rights plan that may discourage, delay or prevent a merger or acquisition that is beneficial to our stockholders.

              In May 2003, our board of directors adopted a stockholder rights plan that may have the effect of discouraging, delaying or preventing a merger or acquisition of us that is beneficial to our stockholders by diluting the ability of a potential acquirer to acquire us. Pursuant to the terms of our plan, when a person or group, except under certain circumstances, acquires 15% or more of our outstanding common stock or 10 business days after announcement of a tender or exchange offer for 15% or more of our outstanding common stock, the rights (except those rights held by the person or group who has acquired or announced an offer to acquire 15% or more of our outstanding common stock) would generally become exercisable for shares of our common stock at a discount. Because the potential acquirer's rights would not become exercisable for our shares of common stock at a discount, the potential acquirer would suffer substantial dilution and may lose its ability to acquire us. In addition, the existence of the plan itself may deter a potential acquirer from acquiring us. As a result, either by operation of the plan or by its potential deterrent effect, mergers and acquisitions of us that our stockholders may consider in their best interests may not occur.

              Because Warburg owns a substantial percentage of our outstanding common stock, we amended the stockholder rights plan in connection with Warburg's purchase of Exchangeable Preferred in March 2005 to provide that Warburg and its affiliates will be exempt from the stockholder rights plan, unless Warburg and its affiliates become, without the prior consent of our board of directors, the beneficial owner of more than 44% of our common stock. Likewise, because we anticipate that Baker may own a substantial percentage of our outstanding common stock after this offering, we amended the stockholder rights plan to provide that Baker and its affiliates will be exempt from the stockholder rights plan, unless Baker and its affiliates become, without the prior consent of our board of directors, the beneficial owner of more than 20% of our common stock. Under the stockholder rights plan, our board of directors has express authority to amend the rights plan without stockholder approval.

The market price for our common stock has been and may continue to be highly volatile, and an active trading market for our common stock may never exist.

              We cannot be sure that an active trading market for our common stock will exist at any time. Holders of our common stock may not be able to sell shares quickly or at the market price if trading in our common stock is not active. The trading price of our common stock has been and is likely to be highly volatile and could be subject to wide fluctuations in price in response to various factors, many of which are beyond our control, including:

  •
  actual or anticipated results of our clinical trials, including ENRICH and PROPEL;

  •
  actual or anticipated regulatory approvals or non-approvals of our product candidates, including EFAPROXYN and PDX, or of competing product candidates;

  •
  changes in laws or regulations applicable to our product candidates;

  •
  changes in the expected or actual timing of our development programs;

  •
  actual or anticipated variations in quarterly operating results;

  •
  announcements of technological innovations by us or our competitors;

  •
  changes in financial estimates or recommendations by securities analysts;

  •
  conditions or trends in the biotechnology and pharmaceutical industries;

  •
  changes in the market valuations of similar companies;

  •
  announcements by us of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

  •
  additions or departures of key personnel;

  •
  disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;

  •
  developments concerning any research and development, manufacturing, and marketing collaborations;

  •
  sales of large blocks of our common stock;

  •
  sales of our common stock by our executive officers, directors and five percent stockholders; and

  •
  economic and other external factors, including disasters or crises.

              Public companies in general and companies included on the Nasdaq Global Market in particular have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. There has been particular volatility in the market prices of securities of biotechnology and other life sciences companies, and the market prices of these companies have often fluctuated because of problems or successes in a given market segment or because investor interest has shifted to other segments. These broad market and industry factors may cause the market price of our common stock to decline, regardless of our operating performance. We have no control over this volatility and can only focus our efforts on our own operations, and even these may be affected due to the state of the capital markets. In the past, following large price declines in the public market price of a company's securities, securities class action litigation has often been initiated against that company, including in 2004 against us. Litigation of this type could result in substantial costs and diversion of management's attention and resources, which would hurt our business. Any adverse determination in litigation could also subject us to significant liabilities.

We are required to recognize stock-based compensation expense relating to employee stock options, restricted stock, and stock purchases under our Employee Stock Purchase Plan, and the amount of expense we recognize may not accurately reflect the value of our share-based payment awards. Further, the recognition of stock-based compensation expense will cause our net losses to increase and may cause the trading price of our common stock to fluctuate.

              On January 1, 2006, we adopted SFAS 123R, which requires the measurement and recognition of compensation expense for all stock-based compensation based on estimated fair values. As a result, our operating results for the three and nine months ended September 30, 2006 included, and future periods will include, a charge for stock-based compensation related to employee stock options, restricted stock and employee stock purchases. The application of SFAS 123R requires the use of an option-pricing model to determine the fair value of share-based payment awards. This determination of fair value is affected by our stock price as well as assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to, our expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors. Option-pricing models were developed for use in estimating the value of traded options that have no vesting or hedging restrictions and are fully transferable. Because our employee stock options have certain characteristics that are significantly different from traded options, and because changes in the subjective assumptions can materially affect the estimated value, in management's opinion the existing valuation models may not provide an accurate measure of the fair value of our employee stock options.

              Our adoption of SFAS 123R has had a material impact on our financial statements and results of operations. We also expect that SFAS 123R will have a material impact on our future financial statements and results of operations. We cannot predict the effect that our stock-based compensation expense will have on the trading price of our common stock.

Our ability to use net operating loss carryforwards, research and development credit carryforwards and orphan drug credit carryforwards in the United States may be limited.

              To the extent available, we intend to utilize our net operating loss carryforwards, research and development carryforwards and orphan drug carryforwards to reduce future U.S. corporate income taxes associated with our operations. As of December 31, 2005, we had approximately $141.0 million of net operating loss, or NOL, carryforwards, approximately $7.0 million of research and development, or R&D, credit carryforwards and a $393,000 orphan drug credit carryforward. These carryforwards will expire beginning in 2009. The utilization of these carryforwards to reduce future income taxes will depend on our ability to generate sufficient taxable income prior to the expiration of these carryforwards. The Internal Revenue Code of 1986, as amended, contains provisions that may limit the NOL, R&D credit, and orphan drug credit carryforwards available for use in any given year upon the occurrence of certain events, including significant changes in ownership interest and are subject to review and possible adjustment by the Internal Revenue Service. A greater than 50% change in ownership of a company within a three-year period results in an annual limitation on our ability to utilize our NOL, R&D credit and orphan drug credit carryforwards from tax periods prior to the ownership change. Our NOL, R&D credit and orphan drug credit carryforwards as of December 31, 2005 will likely be subject to annual limitation due to changes in ownership from previous financings. The amount of these limitations, if any, is unknown, and our NOL, R&D credit and orphan drug credit carryforwards may expire unused. Additionally, future ownership changes could further limit the utilization of our NOL, R&D credit and orphan drug credit carryforwards. To the extent our use of NOL, R&D credit and orphan drug carryforwards is limited, our income could be subject to U.S.

corporate income tax earlier than it would be if we were able to use NOL, R&D credit and orphan drug credit carryforwards.

Substantial sales of shares may impact the market price of our common stock.

              If our stockholders sell substantial amounts of our common stock, the market price of our common stock may decline. These sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we consider appropriate. We are unable to predict the effect that sales may have on the then prevailing market price of our common stock. Pursuant to a Registration Rights Agreement entered into between us with Warburg and the other purchasers of our Exchangeable Preferred, beginning on March 4, 2007, such investors will be entitled to certain registration rights with respect to the shares of common stock that were issued upon exchange of the Exchangeable Preferred.

              In addition, we will need to raise substantial additional capital in the future to fund our operations. If we raise additional funds by issuing equity securities, the market price of our common stock may decline and our existing stockholders may experience significant dilution.

Risks Relating to This Offering

You will experience immediate dilution in the book value per share of the common stock you purchase.

              Because the price per share of our common stock being offered is substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the public offering price of $6.00 per share, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $4.69 per share in the net tangible book value of the common stock, as of September 30, 2006. See "Dilution" for a more detailed discussion of the dilution you will incur in this offering.

A substantial number of shares of our outstanding common stock may be sold in this offering, which could cause the price of our common stock to decline.

              Pursuant to this offering, we will sell 9,000,000 shares, or approximately 15.9%, of our outstanding common stock as of December 31, 2006. This sale and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

Because we do not expect to pay dividends in the foreseeable future, you must rely on stock appreciation for any return on your investment.

              We have paid no cash dividends on our common stock to date, and we currently intend to retain our future earnings, if any, to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future, and payment of cash dividends, if any, will also depend on our financial condition, results of operations, capital requirements and other factors and will be at the discretion of our board of directors. Furthermore, we may in the future become subject to contractual restrictions on, or prohibitions against, the payment of dividends. Accordingly, the success of your investment in our common stock will likely depend entirely upon any future appreciation. There is no guarantee that our common stock will appreciate in value after the offering or even maintain the price at which you purchased your shares, and you may not realize a return on your investment in our common stock.

We have broad discretion over the use of the net proceeds from this offering.

              We have broad discretion to allocate the net proceeds of this offering. We expect a major use of these proceeds will be research and development expenditures for PDX and our other product candidates. The timing and amount of our actual expenditures, however, are subject to change and will be based on many factors, including:

  •
  progress with our clinical trials;

  •
  the time and costs involved in obtaining regulatory approvals for the marketing of any of our product candidates;

  •
  the costs of manufacturing any of our product candidates; and

  •
  the costs involved in preparing, filing, prosecuting, maintaining and enforcing patents or defending ourselves against competing technological and market developments.

              Our management will determine, in its sole discretion, how to allocate these proceeds. If we do not wisely allocate the proceeds, our ability to carry out our business plan may be harmed.

We may raise additional capital in the future, which could result in substantial dilution to our stockholders and the creation of additional securities senior to our common stock.

              The terms of this offering do not restrict our ability to offer additional shares of common stock or a new series of preferred stock. Our board of directors has the authority to establish the designation of shares of preferred stock that may be convertible into common stock without any action by our stockholders, and to fix the rights, preferences, privileges and restrictions, including voting rights, of such shares. Such shares of preferred stock may have rights, preferences and privileges senior to those of outstanding common stock and the issuance and conversion of any such preferred stock would further dilute the percentage ownership of our stockholders.

FORWARD-LOOKING STATEMENTS

              This prospectus supplement, including the information that we incorporate by reference, contains various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on management's beliefs as well as assumptions made by, and information currently available to, management. These forward-looking statements can generally be identified as such because the context of the statement will include words such as "may," "will," "intends," "plans," "believes," "anticipates," "expects," "estimates," "predicts," "potential," "continue," or "opportunity," the negative of these words or words of similar import. Similarly, statements that describe our reserves and our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements. Such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, projected or expected. Forward-looking statements include, without limitation, statements set forth in this prospectus supplement and incorporated by reference in this prospectus supplement regarding, among other things:

  •
  our intention to seek regulatory approvals in the United States and Europe for EFAPROXYN and to undertake commercialization efforts if any such regulatory approvals are obtained;

  •
  our plans to continue development of our current product candidates, including EFAPROXYN and PDX, and to conduct clinical trials of EFAPROXYN, PDX and RH1 for the treatment of certain indications;

  •
  the potential for EFAPROXYN to enhance the efficacy of standard radiation therapy;

  •
  any plans to develop sales and marketing capabilities, either internally or through contract relationships or strategic collaborations;

  •
  any plans to secure additional third-party manufacturing arrangements; and

  •
  our intention to evaluate the in-licensing or purchase of complimentary products to enhance our oncology portfolio.

              Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, among other things, the following:

  •
  the inability to obtain regulatory approvals in the United States or Europe for our products or delays in such approvals;

  •
  difficulties or delays we may experience in the conduct of clinical trials, including ENRICH and PROPEL, and whether the results of those clinical trials will be adequate to support regulatory filings and/or approvals;

  •
  the ability of our third party collaborators to satisfactorily perform their functions relating to research and development activities and the manufacture of our product candidates;

  •
  difficulties we may experience in developing and commercializing our small molecule drugs, including EFAPROXYN and PDX, to address the treatment of cancer and the enhancement of current therapies;

  •
  difficulties we may experience in identifying, licensing or purchasing complimentary products for our product portfolio;

  •
  difficulties we may experience in identifying and successfully collaborating with appropriate corporate partners;

  •
  the effect of capital market conditions and other factors on capital availability; and

  •
  other factors referenced in this prospectus supplement and the accompanying prospectus.

              Because the risks and uncertainties referred to above, as well as the risk factors incorporated by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the prospectus supplement or the date of documents incorporated by reference in this prospectus that include forward-looking statements.

              You should rely only on the information contained, or incorporated by reference, in this prospectus supplement, the accompanying prospectus, the registration statement of which this prospectus supplement is a part, the documents incorporated by reference herein, and any applicable prospectus supplement and understand that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our securities, you should carefully consider the risk factors discussed here or incorporated by reference, in addition to the other information set forth in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference.

USE OF PROCEEDS

              We estimate the net proceeds to us from the sale of the 9,000,000 shares of common stock in this offering to be approximately $50.5 million at a public offering price of $6.00 per share, and after deducting the underwriting discounts and commissions and estimated offering expenses.

              We currently intend to use the net proceeds from the sale of our common stock that we may offer with this prospectus supplement primarily for clinical and preclinical research and development of our existing product candidates, with a primary focus on PDX (pralatrexate), manufacture of preclinical and clinical drug supply, working capital and general corporate purposes. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds of this offering. Pending the application of the net proceeds for these purposes, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade, securities.

PRICE RANGE OF OUR COMMON STOCK

              Our common stock is traded on the Nasdaq Global Market under the symbol "ALTH." The following table sets forth, for the periods indicated, the high and low sale prices of our common stock as reported on The Nasdaq Global Market:

Year Ended December 31, 2007	High	Low
First Quarter (through January 29, 2007)	$6.68	$6.00
Year Ended December 31, 2006	High	Low
First Quarter	$3.55	$2.09
Second Quarter	3.53	2.90
Third Quarter	4.15	3.52
Fourth Quarter	7.28	3.74
Year Ended December 31, 2005	High	Low
First Quarter	$2.71	$2.06
Second Quarter	2.43	2.06
Third Quarter	2.56	2.08
Fourth Quarter	2.50	2.01

              On January 29, 2007, the last reported sale price of our common stock on the Nasdaq Global Market was $6.03 per share. On January 29, 2007, we had approximately 74 holders of record of our common stock.

DIVIDEND POLICY

              We have never paid dividends to holders of our common stock, and we do not anticipate paying any cash dividends in the foreseeable future as we intend to retain any earnings for use in our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon the results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

CAPITALIZATION

              The following table sets forth our unaudited capitalization as of September 30, 2006:

  •
  on an actual basis; and

  •
  on an as adjusted basis to give effect to the sale by us of 9,000,000 shares of our common stock in this offering at the public offering price of $6.00 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

              This table should be read with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of September 30, 2006
	Actual	As adjusted
	(unaudited)
Long-term obligations	$—	$—
Stockholders' equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding, actual and as adjusted	—	—
Series A Junior Participating Preferred Stock, $0.001 par value; 1,000,000 shares designated from authorized preferred stock; no shares issued or outstanding, actual and as adjusted	—	—
Common stock, $0.001 par value; 150,000,000 shares authorized; 55,649,146 shares issued and outstanding, actual; 64,649,146 shares issued and outstanding, as adjusted	55,649	64,649
Additional paid-in capital	234,435,980	284,966,980
Deficit accumulated during the development stage	(200,489,489)	(200,489,489)

Total stockholders' equity	34,002,140	84,542,140

Total capitalization	$34,002,140	$84,542,140

              The information above is based on 55,649,146 shares of our common stock outstanding as of September 30, 2006 and does not include:

  •
  6,205,507 shares of common stock issuable upon exercise of outstanding options granted under our stock option plans at a weighted average exercise price of $3.48 per share;

  •
  1,459,393 shares of common stock issuable upon exercise of warrants outstanding at a weighted average exercise price of $3.14 per share;

  •
  3,819,620 shares of common stock available for grant under our 2000 Stock Incentive Compensation Plan, 2002 Broad Based Equity Incentive Plan and 2006 Inducement Award Plan; and

  •
  2,352,726 shares of common stock available for sale under our 2001 Employee Stock Purchase Plan.

DILUTION

              If you purchase our common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock after this offering. We calculate net tangible book value per share by dividing our net tangible book value, which is equal to our total tangible assets less total liabilities, by the number of outstanding shares of our common stock.

              Our net tangible book value (unaudited) at September 30, 2006, was approximately $34.0 million, or $0.61 per share. After giving effect to the sale of 9,000,000 shares of common stock by us at a public offering price of $6.00 per share, less underwriting discounts and commissions and estimated offering expenses payable by us, our net tangible book value (unaudited) at September 30, 2006, would have been approximately $84.5 million, or $1.31 per share. This represents an immediate increase in the net tangible book value of $0.70 per share to existing stockholders and an immediate dilution of $4.69 per share to investors in this offering. The following table illustrates this per share dilution:

Offering price per share		$6.00
Net tangible book value per share as of September 30, 2006	$0.61
Increase per share attributable to new investors	0.70

Pro forma net tangible book value per share after this offering		1.31

Dilution per share to new investors		$4.69

              The information above is based on 55,649,146 shares of our common stock outstanding as of September 30, 2006 and does not include:

  •
  6,205,507 shares of common stock issuable upon exercise of outstanding options granted under our stock option plans at a weighted average exercise price of $3.48 per share;

  •
  1,459,353 shares of common stock issuable upon exercise of warrants outstanding at a weighted average exercise price of $3.14 per share;

  •
  3,819,620 shares of common stock available for grant under our 2000 Stock Incentive Compensation Plan, 2002 Broad Based Equity Incentive Plan and 2006 Inducement Award Plan; and

  •
  2,352,726 shares of common stock available for sale under our 2001 Employee Stock Purchase Plan.

MATERIAL UNITED STATES FEDERAL INCOME AND ESTATE TAX
CONSEQUENCES FOR NON-U.S. HOLDERS

              The following summary describes the material United States federal income and estate tax consequences of the acquisition, ownership and disposition of common stock acquired in this offering by a Non-U.S. Holder (as defined below). This discussion does not address all aspects of United States federal income and estate taxes and does not deal with foreign, state and local consequences that may be relevatn to Non-U.S. Holders in light of their personal circumstances. Special rules may apply to certain Non-U.S. Holders, such as United States expatriates, "controlled foreign corporations," "passive foreign investment companies," corporations that accumulate earnings to avoid United States federal income tax, partnerships and other pass-through entities, and investors in such pass-through entities, that are subject to special treatment under the Internal Revenue Code of 1986, as amended (the "Code"). Such Non-U.S. Holders are urged to consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them. Furthermore, the discussion below is based upon the provisions of the Code, and Treasury regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those discussed below.

              The following discussion is for general information only and is not tax advice. Persons considering the purchase of common stock are urged to consult their own tax advisors concerning the United States federal income and estate tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction including any state, local or foreign tax consequences.

              Except as otherwise described in the discussion of estate tax below, a "Non-U.S. Holder" is a beneficial holder of common stock that is not a U.S. Holder. A "U.S. Holder" means a beneficial holder of common stock that is for United States federal income tax purposes (i) an individual who is a citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust if it (x) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (y) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

              If a partnership acquires common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Persons who are partners of partnerships holding the common stock are urged to consult their tax advisors.

Dividends

              Dividends paid to a Non-U.S. Holder, to the extent paid out of current or accumulated earnings and profits, as determined under U.S. federal income tax principles, generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States and, where a tax treaty applies, are attributable to a United States permanent establishment of the Non-U.S. Holder, are not subject to the withholding tax, but instead are subject to United States federal income tax on a net income basis at applicable graduated rates. A Non-U.S. Holder must satisfy certain certification and disclosure requirements for its effectively connected income to be exempt from withholding (including the provision of a properly executed Form W-8ECI (or successor form)). Any such effectively connected dividends received by a foreign corporation may be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

              A Non-U.S. Holder who wishes to claim the benefit of an applicable treaty rate for dividends will be required to (a) complete IRS Form W-8BEN (or other applicable form) and certify under penalties of perjury that such holder is entitled to treaty benefits or (b) if the common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain Non-U.S. Holders that are entities rather than individuals.

              A Non-U.S. Holder of common stock may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Common Stock

              A Non-U.S. Holder generally will not be subject to United States federal income tax with respect to gain recognized on a sale or other disposition of common stock unless (i) the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States, and, where a tax treaty applies, is attributable to a United States permanent establishment of the Non-U.S. Holder, (ii) in the case of a Non-U.S. Holder who is an individual and holds the common stock as a capital asset, such holder is present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met, or (iii) the company is or has been a "United States real property holding corporation" for United States federal income tax purposes.

              An individual Non-U.S. Holder described in clause (i) above will be subject to tax on the net gain derived from the sale at applicable graduated United States federal income tax rates. An individual Non-U.S. Holder described in clause (ii) above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by United States source capital losses (even though the individual is not considered a resident of the United States). If a Non-U.S. Holder that is a foreign corporation falls under clause (i) above, it will be subject to tax on its gain under regular graduated United States federal income tax rates and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

              The company believes it is not, has not been and does not anticipate becoming a "United States real property holding corporation" for United States federal income tax purposes. If our current view is incorrect or if we become a U.S. real property holding corporation in the future, and our common stock is regularly traded on an established securities market, a Non-U.S. Holder who (actually or constructively (applying certain ownership attribution rules)) holds or held (at any time during the shorter of the five year period preceding the date of disposition or the holder's holding period) more than five percent of the common stock would be subject to U.S. federal income tax on a disposition of the common stock (at applicable graduated United States federal income tax rates) but other Non-U.S. holders generally would not be. If the common stock is not so traded, all Non-U.S. holders would be subject to U.S. federal income tax on disposition of the common stock.

Information Reporting and Backup Withholding

              The company must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

              A Non-U.S. Holder will be subject to backup withholding with respect to dividends unless applicable certification requirements are met. The certification procedures to claim treaty benefits described under "—Dividends" above will satisfy the certification requirements necessary to avoid the backup withholding tax.

              Information reporting and, depending on the circumstances, backup withholding, will apply to the proceeds of a sale (including a redemption) of common stock within the United States or conducted through United States related financial intermediaries unless the beneficial owner certifies under penalties of perjury that it is a Non-U.S. Holder or the holder otherwise establishes an exemption.

              Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder's United States federal income tax liability provided the required information is timely furnished to the IRS.

Federal Estate Tax

              The estates of nonresident alien individuals are generally subject to United Stated federal estate tax on property with a United States situs. Because we are a United States corporation, common stock owned or treated as owned by an individual who is not a citizen or resident of the United States, as specifically defined for U.S. federal estate tax purposes, at the time of death will be included in such holder's gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

UNDERWRITING

              Under the terms and subject to the conditions contained in a purchase agreement dated the date of this prospectus supplement, the underwriters named below, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as representative, have severally agreed to purchase, and we have agreed to sell to them, severally, the number of shares indicated below:

Underwriter	Number of Shares
Merrill Lynch, Pierce, Fenner & Smith
Incorporated	5,400,000
Banc of America Securities LLC	2,250,000
JMP Securities LLC	1,350,000

Total	9,000,000

              The underwriters are offering the shares of common stock subject to their acceptance of the shares from us and subject to prior sale. The purchase agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of specified legal matters by their counsel and to other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus if any such shares are taken.

              The underwriters initially propose to offer the shares of common stock directly to the public at the public offering price listed on the cover page of this prospectus and part to certain dealers at a price that represents a concession not in excess of $.21 per share under the public offering price. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the representatives.

No Sales of Similar Securities

              We, each of our directors, certain of our executive officers and certain funds affiliated with our directors have agreed that, without the prior written consent of Merrill Lynch, Pierce, Fenner and Smith Incorporated on behalf of the underwriters, we and they will not, during the period ending 90 days after the date of this prospectus supplement:

  •
  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise transfer or dispose of directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock; or

  •
  enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock,

              whether any transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise.

              These restrictions do not apply to:

  •
  the sale of shares to the underwriters;

  •
  grants of equity awards we make under our existing equity incentive plans;

  •
  shares we issue upon exercise of options granted under our equity incentive plans or under other options, warrants or the conversion of other securities outstanding as of the date hereof;

  •
  bona fide gifts by our executive officers and directors;

  •
  distributions to general or limited partners, stockholders or members of the individual subject to the 90 day restriction;

  •
  if the entity subject to the 90 day restriction is a corporation, to an affiliate or affiliates of the corporation; or

  •
  trusts for the direct or indirect benefit of the individual subject to the 90 day restriction or the immediate family of any such individual (for purposes of the lock-up agreement, "immediate family" means any relationship by blood, marriage or adoption, not more remote than first cousin);

provided that, in the case of transfers by our executive officers and directors,

    (1)
    Merrill Lynch, Pierce, Fenner & Smith Incorporated receives a signed lock-up agreement for the balance of the 90 day restriction period from each donee, trustee, distributee, or transferee, as the case may be,

    (2)
    any such transfer shall not involve a disposition for value,

    (3)
    such transfers are not required to be reported in any public report or filing with the SEC, or otherwise, and

    (4)
    the individual subject to the lockup does not otherwise voluntarily effect any public filing or report regarding such transfers.

              Additionally, the 90 day restriction does not apply to the exercise of stock options held by directors and executive officers (provided that the shares of common stock received upon exercise shall continue to be restricted by the lockup agreement).

              Furthermore, we and our officers, directors and certain funds affiliated with our directors subject to the restriction may sell shares of our common stock purchased on the open market following this offering if and only if (i) such sales are not required to be reported in any public report or filing with the SEC, or otherwise, and (ii) a public filing or report regarding such sales is not otherwise voluntarily made.

              Notwithstanding the foregoing, if:

  •
  during the last 17 days of the 90-day period, we issue an earnings release or material news or a material event relating to us occurs; or

  •
  prior to the expiration of the 90-day period, we announce that we will release earnings results or we become aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day period, the lockup restrictions will continue to apply until the expiration of the 18-day period beginning on our issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Merrill Lynch, Pierce, Fenner & Smith Incorporated waives, in writing, such extension.

              These restrictions apply to our common stock and to securities convertible into or exchangeable or exercisable for our common stock. They also apply to common stock owned or acquired during the lockup period by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

Commissions and Discounts

              The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering.

Paid by Us
Per share	$.36
Total	$3,240,000

              In addition, we estimate that the total expenses of this offering payable by us, not including the underwriting discounts and commissions, will be approximately $220,000.

Price Stabilization and Short Positions

              During and after an offering through underwriters, the underwriters may purchase and sell the common stock in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, in which selling concessions allowed to syndicate members or other broker-dealers for the offered common stock sold for their account may be reclaimed by the syndicate if the offered common stock is repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered common stock, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

              Neither the underwriters nor we make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither the underwriters nor we make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

              In connection with the offering, the underwriters may engage in passive market making transactions in our common stock on the Nasdaq Global Market in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934, as amended, during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker's bid, that bid must then be lowered when specified purchase limits are exceeded.

Nasdaq Global Market Quotation

              Our common stock is listed on the Nasdaq Global Market under the trading symbol "ALTH."

Indemnification

              We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Other Relationships

              Certain of the underwriters or their affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to Allos Therapeutics, Inc. and its affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions.

              An affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated holds a non-voting equity interest in Warburg Pincus Partners, LLC, the general partner of Warburg Pincus Private Equity VIII, L.P., a principal stockholder of our company.

Transfer Agent

              The transfer agent for our common stock is Mellon Investor Services, LLC.

Electronic Distribution

              A prospectus in electronic format will be made available on the websites maintained by one or more of the lead managers of this offering and may also be made available on websites maintained by other underwriters. The underwriters may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the lead managers to underwriters that may make Internet distributions on the same basis as other allocations.

LEGAL MATTERS

              The validity of the securities being offered hereby will be passed upon by Cooley Godward Kronish LLP, Broomfield, Colorado. Latham & Watkins LLP, Costa Mesa, California is counsel to the representative of the underwriters in this offering.

EXPERTS

              The financial statements and management's assessments of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2005 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

              This prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC. The registration statement that contains this prospectus supplement, including the exhibits to the registration statement, contains additional information about us and the common stock offered by this prospectus supplement.

              We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our public filings, including reports, proxy and information statements, are also available on the SEC's web site at http://www.sec.gov.

INCORPORATION BY REFERENCE

              The SEC allows us to "incorporate by reference" information from other documents that we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus supplement the documents listed below, and any future filings (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K) we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this offering:

  1.
  Our Annual Report on Form 10-K for the year ended December 31, 2005.

  2.
  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

  3.
  Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.

  4.
  Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.

  5.
  Our Current Reports on Form 8-K filed January 3, 2006, January 17, 2006, February 10, 2006, February 14, 2006, February 24, 2006, March 6, 2006, March 14, 2006, April 4, 2006, May 16, 2006, June 6, 2006, June 13, 2006, June 16, 2006, July 26, 2006, August 3, 2006, August 28, 2006, August 29, 2006, October 3, 2006, October 23, 2006, November 7, 2006, November 13, 2006, December 11, 2006, December 18, 2006, January 9, 2007 and January 29, 2007.

  6.
  The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2005 from our definitive proxy statement on Schedule 14A filed with the SEC on April 12, 2006.

  7.
  The description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on March 6, 2000, including any amendments or reports filed for the purposes of updating this description.

              To the extent that any statement in this prospectus supplement is inconsistent with any statement that is incorporated by reference and that was made on or before the date of this prospectus supplement, the statement in this prospectus supplement shall supersede such incorporated statement. The incorporated statement shall not be deemed, except as modified or superseded, to constitute a part of this prospectus supplement, the accompanying prospectus or the registration statement. Statements contained in this prospectus supplement as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to the registration statement.

              We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Allos Therapeutics, Inc.:

Allos Therapeutics, Inc.
Attention: Corporate Communications
11080 CirclePoint Road, Suite 200
Westminster, Colorado 80020
Telephone: (303) 426-6262
Fax: (303) 426-4731
E-mail: investorrelations@allos.com

PROSPECTUS

$100,000,000

ALLOS THERAPEUTICS, INC.

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Units

        From time to time, we may offer up to $100,000,000 of any combination of the securities described in this prospectus, either individually or in units. Any preferred stock that we sell may be sold either as shares of preferred stock or represented by depositary shares.

        We will provide specific terms of these offerings and securities in supplements to this prospectus. You should read this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement carefully before you invest.

        Our common stock is traded on the Nasdaq National Market under the symbol "ALTH." The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq National Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

        INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE SECTION ENTITLED "RISK FACTORS" CONTAINED IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORT ON FORM 10-Q, AS WELL AS ANY AMENDMENTS THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

        THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

        The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus. The price to the public of such securities and the net proceeds we expect to receive from such sale will be set forth in a prospectus supplement.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July 10, 2006

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	i
SUMMARY	1
RISK FACTORS	6
FORWARD-LOOKING INFORMATION	6
FINANCIAL RATIOS	7
USE OF PROCEEDS	8
DESCRIPTION OF CAPITAL STOCK	8
DESCRIPTION OF DEPOSITARY SHARES	15
DESCRIPTION OF DEBT SECURITIES	17
DESCRIPTION OF WARRANTS	24
DESCRIPTION OF UNITS	26
LEGAL OWNERSHIP OF SECURITIES	27
PLAN OF DISTRIBUTION	30
LEGAL MATTERS	32
EXPERTS	32
WHERE YOU CAN FIND MORE INFORMATION	32
INCORPORATION BY REFERENCE	32

        You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this shelf registration process, we may offer shares of our common stock and preferred stock, depositary shares, various series of debt securities and/or warrants to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $100,000,000. Any preferred stock that we offer may be offered either as shares of preferred stock or be represented by depositary shares. This prospectus provides you with a general description of the securities we may offer. Each time we offer any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities. We may also add, update or change in a prospectus supplement any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information described under "Where You Can Find More Information" before buying securities in this offering. THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

i

SUMMARY

Prospectus Summary

        This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing discussed under "Risk Factors" beginning on page 6, the information incorporated by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

        Throughout this prospectus, references to "Allos," the "Company," "we," "us," and "our" refer to Allos Therapeutics, Inc.

Our Company

        Allos Therapeutics, Inc. is a biopharmaceutical company that is focused on developing and commercializing innovative small molecule drugs for improving cancer treatments. Small molecule drugs, in general, are non-protein products produced by chemical synthesis rather than biological methods. We strive to develop drugs that improve the treatment of cancer and enhance the power of current therapies. Our goal is to build a profitable company by generating income from products we develop and commercialize, either alone or together with one or more potential strategic partners. Our focus is on product opportunities that leverage our internal clinical development and regulatory expertise and address important medical markets. We may also endeavor from time to time to grow our existing portfolio of product candidates through product acquisition and in-licensing efforts.

        We have three product candidates that are currently under development, EFAPROXYN (efaproxiral), PDX (pralatrexate) and RH1.

  •
  EFAPROXYN is the first synthetic small molecule designed to sensitize hypoxic, or oxygen-deprived, areas of tumors during radiation therapy by facilitating the release of oxygen from hemoglobin, the oxygen-carrying protein contained within red blood cells, and increasing the level of oxygen in tumors. The presence of oxygen in tumors is an essential element for the effectiveness of radiation therapy.

    In February 2004 we initiated a pivotal Phase 3 trial, which is called ENRICH (ENhancing whole brain Radiation therapy In patients with breast Cancer and Hypoxic brain metastases), which will seek to enroll approximately 360 patients at up to 125 cancer centers across North America, Europe and South America. The primary endpoint of the trial will measure the difference in survival between patients receiving whole brain radiation therapy, or WBRT, plus supplemental oxygen, with or without EFAPROXYN. In March 2006, an independent Data Monitoring Committee, or DMC, completed the first planned interim analysis of data from ENRICH and recommended that the trial continue per the protocol. The DMC will perform a second planned interim analysis of the primary endpoint at its first scheduled meeting following the occurrence of 188 patient deaths, which we expect to occur in the second half of 2006. We will perform the final analysis of both the primary and secondary endpoints, if necessary, following the occurrence of 281 patient deaths. We currently expect to complete enrollment in the trial during the second half of 2006, and announce preliminary results in the first half of 2007 if the trial is not stopped at the second interim analysis.

    In addition to the Phase 3 ENRICH trial, we are currently enrolling patients in a Phase 1 clinical trial in patients with locally advanced non-small cell lung cancer, or NSCLC, receiving concurrent chemoradiotherapy (chemotherapy and radiation therapy administered at the same time) in combination with EFAPROXYN and a Phase 1b/2 clinical trial of EFAPROXYN in patients with locally advanced cancer of the cervix receiving concurrent chemoradiotherapy.

    In August 2004, the United States Food and Drug Administration, or FDA, awarded orphan drug status to EFAPROXYN for use as an adjunct to WBRT for the treatment of patients with brain metastases originating from breast cancer. The orphan drug designation provides for marketing exclusivity in the United States for seven years following marketing approval by the FDA.

  •
  PDX is a small molecule chemotherapeutic agent that we believe inhibits dihydrofolate reductase, or DHFR, a folic acid (folate)-dependent enzyme involved in the building of nucleic acid, or DNA, and other processes. Certain preclinical data suggests that PDX has an enhanced potency and toxicity profile relative to methotrexate and other related DHFR inhibitors. Drugs that inhibit DHFR, such as methotrexate, were among the first antifolate chemotherapeutic agents discovered. Methotrexate remains one of the most widely applied antifolate chemotherapeutics and has been used to treat leukemia, breast, bladder, gastric, esophageal, head, and neck cancers.

    In December 2005, we announced the presentation of interim results from a Phase 1/2 single-agent study of PDX in patients with relapsed or refractory non-Hodgkin's lymphoma and Hodgkin's disease, which is currently being conducted at Memorial Sloan Kettering Cancer Center. The interim results, which were presented at the 2005 American Society of Hematology Annual Meeting, demonstrated preliminary evidence of PDX activity in patients with various subtypes of T-cell lymphoma.

    Based on the interim results from the Phase 1/2 study of PDX in patients with non-Hodgkin's lymphoma, we plan to initiate a Phase 2, open-label, multi-center study of PDX in patients with relapsed or refractory peripheral T-cell lymphoma, or PTCL. We currently plan to initiate this study during the third quarter of 2006.

    We are also currently enrolling patients in a Phase 1 dose escalation study of PDX with vitamin B12 and folic acid supplementation in patients with previously treated advanced NSCLC. The determination of the maximum tolerated dose of PDX in combination with vitamin supplementation will be essential for further development in this indication.

  •
  RH1 is a small molecule chemotherapeutic agent that we believe is bioactivated by the enzyme DT-diaphorase, or DTD, which is over-expressed in many tumors relative to normal tissue, including lung, colon, breast and liver tumors. Because RH1 is bioactivated in the presence of DTD, we believe it has the potential to provide targeted drug delivery to these tumor types while limiting the toxicity to normal tissue. RH1 has undergone in vivo efficacy testing by the Developmental Therapeutics Program of the National Cancer Institute and has demonstrated significant activity in both NSCLC and ovarian xenograft models.

    RH1 is currently being evaluated in patients with advanced solid tumors refractory to other chemotherapy regimens in an open label, Phase 1 dose escalation study to test the safety, tolerability and pharmacokinetics of escalating doses of RH1.

        We are a Delaware corporation with our principal executive offices located at 11080 CirclePoint Road, Suite 200, Westminster, Colorado 80020. Our telephone number is (303) 426-6262. Our web site is located at www.allos.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document. Our web site address is included in this document as an inactive textual reference only. Our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments or exhibits to those reports, are available free of charge through our Web site as soon as reasonably practicable after we file or furnish them with or to the SEC.

The Securities We May Offer

        We may offer shares of our common stock and preferred stock, depositary shares, various series of debt securities and warrants to purchase any of such securities, either individually or in units, with a total value of up to $100 million from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. Any preferred stock that we may offer may be offered either as shares of preferred stock or be represented by depositary shares. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

  •
  designation or classification;

  •
  aggregate principal amount or aggregate offering price;

  •
  maturity, if applicable;

  •
  original issue discount, if any;

  •
  rates and times of payment of interest or dividends, if any;

  •
  redemption, conversion, exchange or sinking fund terms, if any;

  •
  conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

  •
  ranking;

  •
  restrictive covenants, if any;

  •
  voting or other rights, if any; and

  •
  important federal income tax considerations.

        The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus.

        We may sell the securities directly to or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

  •
  the names of those underwriters or agents;

  •
  applicable fees, discounts and commissions to be paid to them;

  •
  details regarding over-allotment options, if any; and

  •
  the net proceeds to us.

        Common Stock.    We may offer shares of our common stock from time to time. Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

        Preferred Stock.    We may offer shares of our preferred stock from time to time, in one or more series. Under our certificate of incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock. To date, our board of directors has designated 1,000,000 of the 10,000,000 authorized shares of preferred stock as Series A Junior Participating Preferred Stock, which series is described in greater detail in this prospectus under "Description of Capital Stock—Preferred Stock—Share Purchase Rights Plan."

        We will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplements related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

        Depositary Shares.    We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock and, in that event, will issue receipts for depositary shares. Each of these depositary shares will represent a fraction, which will be set forth in the applicable prospectus supplement, of a share of the applicable series of preferred stock.

        Any depositary shares that we sell under this prospectus will be evidenced by depositary receipts issued under a deposit agreement between us and a depositary with whom we deposit the shares of the applicable series of preferred stock that underlie the depositary shares that are sold. A form of deposit agreement, including a form of depositary receipt, has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplements to those forms containing other terms of any depositary shares that we offer under this prospectus will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC. We urge you to read the prospectus supplements related to any depositary shares being offered, as well as the complete deposit agreement and depositary receipt.

        Debt Securities.    We may offer debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our indebtedness. Any convertible debt securities that we issue will be convertible into or exchangeable for our common stock or other securities of ours. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

        The debt securities will be issued under one or more documents called indentures, which are contracts between us and a trustee for the holders of the debt securities. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the prospectus supplements related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

        Warrants.    We may offer warrants for the purchase of our common stock, preferred stock, depositary shares and/or debt securities in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock, depositary shares and/or debt securities, and the warrants may be attached to or separate from those securities.

        The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the prospectus supplements related to the series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of warrant agreements and warrant certificates relating to warrants for the purchase of common stock, preferred stock, depositary shares and debt securities have been filed as exhibits to the registration statement of which this prospectus is a part, and complete warrant agreements and warrant certificates containing the terms of the warrants being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

        Units.    We may offer units consisting of common stock, preferred stock, depositary shares, debt securities and/or warrants to purchase any of such securities in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the prospectus supplements related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

        We will evidence each series of units by unit certificates that we will issue under a separate agreement. We will enter into the unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

        THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

RISK FACTORS

        Except for the historical information contained in this prospectus or incorporated by reference, this prospectus (and the information incorporated by reference in this prospectus) contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed here or incorporated by reference. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled "RISK FACTORS" contained in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated herein by reference in their entirety (the "Allos Risk Factors").

        Investment in our securities involves risks. Prior to making a decision about investing in our securities, you should consider carefully the Allos Risk Factors, together with all of the other information contained or incorporated by reference in this prospectus and any prospectus supplement, including any additional specific risks described in any prospectus supplement. Each of these risk factors could adversely affect our business, operating results and financial condition, which may result in the loss of all or part of your investment.

        Keep these risk factors in mind when you read forward-looking statements contained elsewhere or incorporated by reference in this prospectus and the prospectus supplement. These statements relate to our expectations about future events. Discussions containing forward-looking statements may be found, among other places, in "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference from our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. These forward-looking statements are based largely on our expectations and projections about future events and future trends affecting our business, and so are subject to risks and uncertainties, including the risks and uncertainties described below under "Forward-Looking Information," that could cause actual results to differ materially from those anticipated in the forward-looking statements.

FORWARD-LOOKING INFORMATION

        This prospectus, including the information that we incorporate by reference, contains various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"). These statements are based on management's beliefs as well as assumptions made by, and information currently available to, management. These forward-looking statements can generally be identified as such because the context of the statement will include words such as "may," "will," "intends," "plans," "believes," "anticipates," "expects," "estimates," "predicts," "potential," "continue," or "opportunity," the negative of these words or words of similar import. Similarly, statements that describe our reserves and our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements. Such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, projected or expected. Forward-looking statements include, without limitation, statements set forth in this prospectus and incorporated by reference in this prospectus regarding, among other things:

  •
  our intention to seek regulatory approvals in the United States and Europe for EFAPROXYN and to undertake commercialization efforts if any such regulatory approvals are obtained;

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  our plans to continue development of our current product candidates, including EFAPROXYN and PDX, and to conduct clinical trials of EFAPROXYN, PDX and RH1 for the treatment of certain indications;

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  the potential for EFAPROXYN to enhance the efficacy of standard radiation therapy;

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  any plans to develop sales and marketing capabilities, either internally or through contract relationships or strategic collaborations;

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  any plans to secure additional third-party manufacturing arrangements; and

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  our intention to evaluate the in-licensing or purchase of complimentary products to enhance our oncology portfolio.

        Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, among other things, the following:

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  the inability to obtain regulatory approvals in the United States or Europe for our products or delays in such approvals;

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  difficulties or delays we may experience in the conduct of clinical trials, including ENRICH, and whether the results of those clinical trials will be adequate to support regulatory filings and/or approvals;

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  the ability of our third party collaborators to satisfactorily perform their functions relating to research and development activities and the manufacture of our product candidates;

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  difficulties we may experience in developing and commercializing our small molecule drugs, including EFAPROXYN and PDX, to address the treatment of cancer and the enhancement of current therapies;

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  difficulties we may experience in identifying, licensing or purchasing complimentary products for our product portfolio;

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  difficulties we may experience in identifying and successfully collaborating with appropriate corporate partners;

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  the effect of capital market conditions and other factors on capital availability; and

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  other factors referenced in this prospectus.

        Because the risks and uncertainties referred to above, as well as the risk factors incorporated by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the prospectus supplement or the date of documents incorporated by reference in this prospectus that include forward-looking statements.

FINANCIAL RATIOS

        The following table sets forth our ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods presented. Our earnings were insufficient to cover fixed charges and combined fixed charges and preferred stock dividends in each of the years in the five-year period ended December 31, 2005 and in the three months ended March 31, 2006. Because of these deficiencies, the ratio information is not applicable. The extent to which earnings were insufficient to cover fixed charges and combined fixed charges and preferred stock dividends is shown below. Amounts shown are in thousands.

	Year Ended December 31,					Three Months Ended March 31
	2001	2002	2003	2004	2005	2006
Ratio of earnings to fixed charges	—	—	—	—	—	—
Ratio of earnings to combined fixed charges and preferred stock dividends	—	—	—	—	—	—
Deficiency of earnings available to cover fixed charges	$(20,144)	$(25,769)	$(23,127)	$(21,837)	$(20,137)	$(7,069)
Deficiency of earnings available to cover combined fixed charges and preferred stock dividends	$(20,144)	$(25,769)	$(23,127)	$(21,837)	$(20,760)	$(7,069)

        For purposes of computing the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends, fixed charges represent the portion of operating lease rental expense that is representative of interest. Earnings consist of net income (loss) before income taxes, plus fixed charges.

USE OF PROCEEDS

        Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of the securities offered hereby to fund the costs of our clinical trials and other research and development activities, both on-going and planned, to support the potential commercialization of EFAPROXYN in the event we obtain regulatory approval to market EFAPROXYN, and for general corporate purposes, including working capital. We may also use a portion of the net proceeds to in-license product candidates or to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK

        As of the date of this prospectus, our certificate of incorporation authorizes us to issue 150,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share. As of May 31, 2006, approximately 55,429,969 shares of common stock were outstanding and no shares of preferred stock were outstanding. To date, our board of directors has designated 1,000,000 of the 10,000,000 authorized shares of preferred stock as Series A Junior Participating Preferred Stock, which series is described in greater detail below under "—Preferred Stock—Share Purchase Rights Plan."

        The following summary describes the material terms of our capital stock and stockholder rights plan. The description of capital stock and stockholder rights plan is qualified by reference to our amended and restated certificate of incorporation, as amended, our bylaws, as amended, the certificate of designation for our Series A Junior Participating Preferred Stock, and our stockholder rights plan, as amended, which are incorporated by reference as exhibits into the registration statement of which this prospectus is a part.

Common Stock

        Voting.    Common stockholders are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval.

        Dividends and Other Distributions.    Holders of our common stock are entitled to share in an equal amount per share in any dividends declared by our board of directors on the common stock and paid out of legally available assets.

        Distribution on Dissolution.    Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock.

        Other Rights.    Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

        Additional shares of authorized common stock may be issued, as authorized by our board of directors from time to time, without stockholder approval, except as may be required by applicable stock exchange requirements.

Preferred Stock

        Under our certificate of incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock. To date, our board of directors has designated 1,000,000 of the 10,000,000 authorized shares of preferred stock as Series A Junior Participating Preferred Stock, which series is described in greater detail below under "—Share Purchase Rights Plan."

        The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our common stock. The issuance of preferred stock also could have the effect of delaying, deterring or preventing a change in control of our company.

        Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include:

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  the title and stated value;

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  the number of shares we are offering;

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  the liquidation preference per share;

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  the purchase price per share;

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  the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

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  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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  our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

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  the procedures for any auction and remarketing, if any;

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  the provisions for a sinking fund, if any;

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  the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

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  any listing of the preferred stock on any securities exchange or market;

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  whether the preferred stock will be convertible into our common stock or other securities of ours, including depositary shares and warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

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  whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

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  voting rights, if any, of the preferred stock;

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  preemption rights, if any;

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  restrictions on transfer, sale or other assignment, if any;

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  whether interests in the preferred stock will be represented by depositary shares;

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  a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

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  the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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  any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

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  any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

        When we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

        The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

        Share Purchase Rights Plan.    Each outstanding share of our common stock has attached to it one preferred share purchase right, which we refer to as a right. Each right entitles the registered holder of our common stock to purchase from us one one-hundredth of a share of Series A Junior Participating Preferred Stock, which we refer to as participating preferred shares, at a price of $30.00 per one one-hundredth of a participating preferred share, subject to adjustment. Each one one-hundredth of a share of participating preferred shares has designations and powers, preferences and rights, and the qualifications, limitations and restrictions which make its value approximately equal to the value of a share of our common stock. The description and terms of the rights are set forth in a Rights Agreement, dated as of May 6, 2003, as amended March 4, 2005, between us and Mellon Investor Services, LLC, as rights agent, which is incorporated by reference as an exhibit into the registration statement of which this prospectus is a part.

        Until the distribution date described below, we will not issue separate certificates evidencing the rights. Until that date, the rights will be evidenced, with respect to any common stock certificate, by that common stock certificate. The rights will detach from the common stock and a distribution date will occur upon the earlier of the following dates:

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  the date of a public announcement that an "acquiring person," which may include an entity or group of affiliated or associated persons, has acquired beneficial ownership of 15% or more of our outstanding common stock, or

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  the tenth business day following the commencement of, or the first public announcement by any person or group of an intention to commence, a tender offer that would result in any person or entity, including a group of affiliated or associated persons, acquiring beneficial ownership of 15% or more of our outstanding common stock.

Our board of directors may postpone the distribution date by determining a later distribution date before the time any person or group becomes an acquiring person.

        The term "acquiring person" does not include us, any of our subsidiaries, any of our or our subsidiaries' employee benefit plans or any entity holding our common stock for or under any of our or our subsidiaries' employee benefit plans. In addition, a person who would otherwise be an acquiring person will not be considered an acquiring person if our board of directors determines in good faith that such person inadvertently became the beneficial owner of 15% or more of our common stock and such person divests itself, as promptly as practicable, of beneficial ownership of a sufficient number of shares of our common stock so that it would no longer otherwise qualify as an acquiring person.

        In addition, except under limited circumstances, no person or entity shall become an acquiring person as the result of the acquisition of our common stock which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such person or entity to 15% or more of our outstanding common stock.

        The rights agreement provides that, until the distribution date, or earlier redemption or expiration of the rights, the rights will be transferred only with our common stock. The rights will be evidenced, with respect to any common stock certificate outstanding as of May 28, 2003, by that common stock certificate with a summary of the rights attached to it. Until the distribution date, or earlier redemption or expiration of the rights, new common stock certificates issued after May 28, 2003, upon transfer or new issuances of common stock will contain a notation incorporating the rights agreement by reference. Until the distribution date, the surrender for transfer of any certificates for common stock, even without a summary of the rights attached to it, also will constitute the transfer of the rights associated with the common stock represented by that certificate. As soon as practicable after the distribution date, separate certificates evidencing the rights will be mailed to holders of record of our common stock as of the close of business on the distribution date, and the separate right certificates alone will evidence the rights. Only our common stock issued before the distribution date will be issued with rights.

        The rights are not exercisable until the distribution date. The rights will expire on May 28, 2013, unless the rights are earlier redeemed or exchanged by us, in each case, as described below.

        The purchase price payable for the participating preferred shares, and the number of participating preferred shares or other securities or property issuable, upon exercise of the rights, as well as the number of rights outstanding, are subject to adjustment from time to time to prevent dilution in the following circumstances:

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  in the event of a stock dividend on, or a subdivision, combination or reclassification of the participating preferred shares,

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  upon the grant to holders of the participating preferred shares of rights or warrants to subscribe for or purchase participating preferred shares at a price, or securities convertible into participating preferred shares with a conversion price, less than the current market price of the participating preferred shares, or

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  upon the distribution to holders of the participating preferred shares of evidences of indebtedness, securities or assets, excluding regular quarterly cash dividends or dividends payable in participating preferred shares or of subscription rights or warrants, other than those referred to above.

        The number of outstanding rights and the number of one one-hundredths of a participating preferred share issuable upon exercise of each right are also subject to adjustment in the event of a dividend or other distribution on the common stock payable in common stock or subdivisions, consolidations or combinations of our common stock occurring, in any of those cases, before the distribution date.

        Participating preferred shares purchasable upon exercise of the rights will not be redeemable. Each participating preferred share will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share, but will be entitled to an aggregate dividend of 100 times the dividend declared per share of our common stock. If there is a liquidation, the holders of the participating preferred shares will be entitled to a minimum preferential liquidation payment of $100 per share, but will be entitled to an aggregate payment of 100 times the payment made per share of our common stock. Each participating preferred share will have 100 votes, voting together with our common stock. If there is a merger, consolidation or other transaction in which our common stock is exchanged, each participating preferred share will be entitled to receive 100 times the amount received per share of our common stock. These rights are protected by customary antidilution provisions.

        Because of the nature of the dividend, liquidation and voting rights of the participating preferred shares, the value of the one one-hundredth interest in a participating preferred share purchasable upon exercise of each right should approximate the value of one share of our common stock.

        If any person or group becomes an acquiring person, or if we are the surviving corporation in a merger with an acquiring person or any affiliate or associate of an acquiring person and our common stock is not changed or exchanged, proper provision will be made so that each holder of a right, other than rights beneficially owned by the acquiring person, which will become null and void, will have the right to receive upon exercise of the right at the then-current market price, instead of participating preferred shares, that number of shares of our common stock having a market value of two times the exercise price of the right. If we do not have sufficient common stock issued but not outstanding, or authorized but unissued, to permit the exercise in full of the rights, we will be required to take all action necessary to authorize additional common stock for issuance upon exercise of the rights.

        If, after a person or group has become an acquiring person, we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold, proper provision will be made so that each holder of a right, other than rights beneficially owned by the acquiring person, which will become null and void, will have the right to receive, upon the exercise of the right at its then-current exercise price and instead of participating preferred shares, that number of shares of common stock of the acquiring company, or its parent, which at the time of the transaction will have a market value of two times the exercise price of the right.

        At any time after any person or group becomes an acquiring person and before the acquisition by that person or group of 50% or more of our outstanding common stock, our board of directors may exchange the rights, in whole or in part, for a number of shares of our common stock, per right, having an aggregate value equal to the excess of the value of the shares of our common stock issuable upon exercise of a right after a person or group becomes an acquiring person over the purchase price, subject to adjustment. Our board of directors will not exchange the rights owned by the acquiring person or group, which will have become null and void.

        With specified exceptions, no adjustments in the purchase price for the preferred shares will be required until cumulative adjustments require an adjustment of at least 1% of that purchase price. No fractional participating preferred shares will be issued, other than fractions which are integral multiples of one one-hundredth of a participating preferred share, which may, at our election, be evidenced by depositary receipts. Instead of issuing fractional participating preferred shares, we will make an adjustment in cash based on the market price of the participating preferred shares on the last trading day before the date of exercise.

        Upon approval by our board of directors, we may redeem the rights, in whole, but not in part, at a price of $.001 per right at any time until the earlier of:

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  the day of a public announcement that a person or group has become an acquiring person, or

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  May 28, 2013.

        Until a right is exercised, the holder of the right, in the capacity of a holder, will have no rights as a stockholder of ours, including, without limitation, the right to vote or to receive dividends. Although the distribution of the rights will not be taxable to stockholders or to us, stockholders may, depending upon the circumstances, recognize taxable income in the event that the rights become exercisable for our common stock or other consideration, or for common stock of the acquiring company or its parent as set forth above.

        Any of the provisions of the rights agreement may be amended or supplemented by our board of directors before the distribution date. From and after the distribution date, we and the rights agent may amend or supplement the rights agreement from time to time without the approval of any holders of rights:

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  to cure any ambiguity, to correct or supplement any defective or inconsistent provisions,

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  to make any other provisions with respect to the rights which we and the rights agent may deem necessary or desirable.

        Notwithstanding this right to amend or supplement, from and after the distribution date, the rights agreement may not be amended in any manner which would adversely affect the interest of the holders of rights.

        On March 4, 2005, we amended the rights agreement in connection with the purchase of our Series A Exchangeable Preferred Stock (the "Exchangeable Preferred") by Warburg Pincus Private Equity VIII, L.P. ("Warburg"), described below, to provide that Warburg and its affiliates will be exempt from the rights agreement, unless Warburg and its affiliates become, without our prior consent, the beneficial owner of more than 44% of our common stock.

        The rights have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors. The rights should not interfere with any merger or other business combination approved by the board of directors since the rights may be amended to permit such an acquisition or they can be redeemed by us at $.001 per right prior to the earliest of the time that a person or group has acquired beneficial ownership of 15% or more of our common stock or the final expiration date of the rights.

Registration Rights

        In connection with the sale of Exchangeable Preferred, we entered into a Registration Rights Agreement between us and the purchasers of Exchangeable Preferred. Pursuant to this Registration Rights Agreement, beginning on March 4, 2007, the purchasers of Exchangeable Preferred will be entitled to certain registration rights with respect to the shares of common stock that were issued upon exchange of the Exchangeable Preferred.

Anti-Takeover Provisions

        Delaware Law.    We are governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless before the date that the person became an "interested stockholder," the board of directors approved either the "business combination" or the transaction which makes the person an "interested stockholder," or after the date that the person became an "interested stockholder," the business combination is approved by our board of directors and the vote of at least 66 2/3% of our outstanding voting stock that is not owned by the "interested stockholder." Generally, a "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who either owns 15% or more of our outstanding voting stock or, together with affiliates and associates, owns or, within three prior years, did own, 15% or more of our outstanding voting stock. The statute could have the effect of delaying, deferring or preventing a change in our control.

        Bylaw and Certificate of Incorporation Provisions.    Our bylaws provide that special meetings of our stockholders may be called only by the Chairman of the board of directors, our Chief Executive Officer or by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors. Our certificate of incorporation also specifies that the authorized number of directors may be changed only by resolution of the board of directors and does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors. These and other provisions contained in our certificate of incorporation and bylaws could delay or discourage transactions involving an actual or potential change in control of us or our management, including transactions in which stockholders might otherwise receive a premium for their shares over then current prices. Such provisions could also limit the ability of stockholders to remove current management or approve transactions that stockholders may deem to be in their best interests and could adversely affect the price of our common stock.

        Standstill and Voting Agreement.    On March 2, 2005, we entered into a Securities Purchase Agreement with Warburg and certain other investors pursuant to which we issued and sold an aggregate of 2,352,443 shares of our Exchangeable Preferred at a price per share of $22.10. On May 18, 2005, at our Annual Meeting of Stockholders, our stockholders voted to approve the issuance of shares of our common stock upon exchange of shares of the Exchangeable Preferred. As a result of such approval, we issued a total of 23,524,430 shares of common stock upon exchange of 2,352,443 shares of Exchangeable Preferred. Warburg owns approximately 22.6 million shares of our common stock, or 41% of the voting power of our outstanding common stock as of May 31, 2006. In connection with Warburg's purchase of Exchangeable Preferred, we entered into a letter agreement with Warburg and certain of its affiliates dated March 4, 2005, pursuant to which they have agreed not to pursue, for four years, certain activities, the purpose or effect of which may be to change or influence the control of the Company, without the approval of our Board of Directors. In addition, with respect to any vote to elect or remove members of our Board of Directors, Warburg and its affiliates have agreed to vote any shares of common stock owned by them in excess of 33% of our total outstanding common stock, at their option, either as recommended by the Board of Directors or in the same proportion as the votes of shares of all other common stock voted in such election.

Transfer Agent And Registrar

        The transfer agent and registrar for our common stock is Mellon Investor Services LLC.

Listing on the Nasdaq National Market

        Our common stock is listed on the Nasdaq National Market under the symbol "ALTH".

DESCRIPTION OF DEPOSITARY SHARES

        We may offer fractional shares of preferred stock rather than full shares of preferred stock, and, in that event, will issue receipts for depositary shares. Each of these depositary shares will represent a fraction, which will be set forth in the applicable prospectus supplement, of a share of the applicable series of preferred stock.

        The shares of any series of preferred stock underlying any depositary shares that we may sell under this prospectus will be deposited under a deposit agreement between us and a depositary selected by us. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of the preferred stock underlying the depositary share, to all of the rights, preferences and privileges, and be subject to the qualifications and restrictions, of the preferred stock underlying that depositary share.

        The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to the holders of the depositary shares that are sold in the applicable offering. A form of deposit agreement, including a form of depositary receipt, has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplements to those forms containing other terms of any depositary shares that we sell under this prospectus will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC. The following description of the material terms of the deposit agreement, the depositary shares and the depositary receipts is only a summary. We urge you to read the prospectus supplements relating to any depositary shares that are sold under this prospectus, as well as the complete deposit agreement and depositary receipt.

        Form.    Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts entitle their holders to all of the rights of definitive depositary receipts. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

        Dividends and Other Distributions.    The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

        If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders, unless the depositary determines that it is not feasible to do so. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to those holders in proportion to the number of depositary shares owned by them.

        Withdrawal of Underlying Preferred Stock.    Except as otherwise provided in a prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, be entitled to receive the number of whole shares of underlying preferred stock and all money and other property represented by the related depositary shares. We will not issue any partial shares of preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to the holder.

        Redemption of Depositary Shares.    If the preferred stock underlying any depositary shares we may sell under this prospectus is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any such redemption, in whole or in part, of that underlying preferred stock. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the underlying preferred stock. Whenever we redeem shares of underlying preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of underlying preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately, as may be determined by the depositary.

        Voting.    Upon receipt of notice of any meeting at which holders of the preferred stock underlying any depositary shares that we may sell under this prospectus are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the underlying preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying preferred stock represented by the holder's depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all reasonable actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the underlying preferred stock to the extent it does not receive specific instructions with respect to the depositary shares representing such preferred stock.

        Conversion of Preferred Stock.    If the prospectus supplement relating to any depositary shares that we may sell under this prospectus states that the underlying preferred stock is convertible into our common stock or other securities, the following will apply. The depositary shares, as such, will not be convertible into any of our securities. Rather, any holder of the depositary shares may surrender the related depositary receipts to the depositary with written instructions that direct us to cause conversion of the preferred stock represented by the depositary shares into or for whole shares of our common stock or other securities, as applicable. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion, we will cause the conversion using the same procedures as those provided for conversion of the underlying preferred stock. If only some of a holder's depositary shares are converted, a new depositary receipt or receipts will be issued to the holder for any depositary shares not converted.

        Amendment and Termination of the Deposit Agreement.    The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective until 90 days after notice of that amendment has been given to the holders. Each holder of depositary shares at the time any amendment becomes effective shall be deemed to consent and agree to that amendment and to be bound by the deposit agreement as so amended. The deposit agreement may be terminated by us or by the depositary only if all outstanding depositary shares have been redeemed or converted into any other securities into which the underlying preferred stock is convertible or there has been a final distribution, including to holders of depositary receipts, of the underlying preferred stock in connection with our liquidation, dissolution or winding up.

        Charges of Depositary.    We will pay all charges of the depositary, except for taxes and governmental charges and other charges as are expressly provided for in the deposit agreement to be for the account of the holders of depositary shares or persons other than ourselves who may deposit any underlying preferred stock with the depositary.

        Reports.    The depositary will forward to holders of depositary receipts all notices and reports from us that we deliver to the depositary and that we are required to furnish to the holders of the underlying preferred stock.

        Limitation on Liability.    Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance of our respective duties under the deposit agreement without, in our case, negligence or bad faith or, in the case of the depositary, negligence or willful misconduct. We and the depositary may rely upon advice of counsel or accountants, or upon information provided by persons presenting the underlying preferred stock for deposit, holders of depositary receipts or other persons believed by us in good faith to be competent and on documents believed to be genuine.

        Resignation and Removal of Depositary.    The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF DEBT SECURITIES

        The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

        We will issue the senior notes under the senior indenture, which we will enter into with the trustee to be named in the senior indenture. We will issue the subordinated notes under the subordinated indenture, which we will enter into with the trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term "indentures" to refer to both the senior indenture and the subordinated indenture.

        The indentures will be qualified under the Trust Indenture Act of 1939. We use the term "debenture trustee" to refer to either the senior trustee or the subordinated trustee, as applicable.

        The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior and the subordinated indentures are identical.

General

        We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including:

  •
  the title;

  •
  the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

  •
  any limit on the amount that may be issued;

  •
  whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

  •
  the maturity date;

  •
  whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

  •
  the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

  •
  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

  •
  the terms of the subordination of any series of subordinated debt;

  •
  the place where payments will be payable;

  •
  restrictions on transfer, sale or other assignment, if any;

  •
  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

  •
  the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

  •
  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

  •
  whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

  •
  incur additional indebtedness;

  •
  issue additional securities;

  •
  create liens;

  •
  pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

  •
  redeem capital stock;

  •
  place restrictions on our subsidiaries' ability to pay dividends, make distributions or transfer assets;

  •
  make investments or other restricted payments;

  •
  sell or otherwise dispose of assets;

  •
  enter into sale-leaseback transactions;

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  engage in transactions with stockholders and affiliates;

  •
  issue or sell stock of our subsidiaries; or

  •
  effect a consolidation or merger;

  •
  whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

  •
  a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

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  information describing any book-entry features;

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  provisions for a sinking fund purchase or other analogous fund, if any;

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  whether the debt securities are to be offered at a price such that they will be deemed to be offered at an "original issue discount" as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

  •
  the procedures for any auction and remarketing, if any;

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  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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  if other than dollars, the currency in which the series of debt securities will be denominated; and

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  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

        We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

        The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquiror of such assets must assume all of our obligations under the indentures and the debt securities.

        If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

        The following are events of default under the indentures with respect to any series of debt securities that we may issue:

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  if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

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  if we fail to pay the principal, sinking fund payment or premium, if any, when due and payable and the time for payment has not been extended or delayed;

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  if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

  •
  if specified events of bankruptcy, insolvency or reorganization occur.

        If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

        The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

        Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

  •
  the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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  subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

        A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

  •
  the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

  •
  the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

        We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

        We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

  •
  to fix any ambiguity, defect or inconsistency in the indenture;

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  to comply with the provisions described above under "Consolidation, Merger or Sale";

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  to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

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  to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

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  to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

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  to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities or any series, as set forth in the indenture;

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  to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under "General" to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

  •
  to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

  •
  to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

        In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

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  extending the fixed maturity of the series of debt securities;

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  reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

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  reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

        Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

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  register the transfer or exchange of debt securities of the series;

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  replace stolen, lost or mutilated debt securities of the series;

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  maintain paying agencies;

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  hold monies for payment in trust;

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  recover excess money held by the debenture trustee;

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  compensate and indemnify the debenture trustee; and

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  appoint any successor trustee.

        In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

        We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. See "Legal Ownership of Securities" for a further description of the terms relating to any book-entry securities.

        At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

        We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

        If we elect to redeem the debt securities of any series, we will not be required to:

  •
  issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

        The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

        Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

        We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

        All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

        The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

        The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

DESCRIPTION OF WARRANTS

        The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

        We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

        We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:

  •
  the offering price and aggregate number of warrants offered;

  •
  the currency for which the warrants may be purchased;

  •
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

  •
  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

  •
  in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

  •
  in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

  •
  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

  •
  the terms of any rights to redeem or call the warrants;

  •
  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

  •
  the dates on which the right to exercise the warrants will commence and expire;

  •
  the manner in which the warrant agreements and warrants may be modified;

  •
  federal income tax consequences of holding or exercising the warrants;

  •
  the terms of the securities issuable upon exercise of the warrants; and

  •
  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

        Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

  •
  in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

  •
  in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

        Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

        Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

        Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Outstanding Warrants

        As of May 31, 2006, there were outstanding warrants to purchase 1,706,093 shares of our common stock. The exercise price of these warrants is $3.14 per share. The warrants will expire in November 2007, unless earlier exercised.

DESCRIPTION OF UNITS

        The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

        We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

  General

        We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        We will describe in the applicable prospectus supplement the terms of the series of units, including:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions of the governing unit agreement that differ from those described below; and

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

        The provisions described in this section, as well as those described under "Description of Capital Stock," "Description of Depositary Shares," "Description of Debt Securities" and "Description of Warrants" will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

        We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

        Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

        We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See "Legal Ownership of Securities."

LEGAL OWNERSHIP OF SECURITIES

        We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

        We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

        Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

        As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

        We may terminate global securities or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

        For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

        Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

        If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

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  how it handles securities payments and notices;

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  whether it imposes fees or charges;

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  how it would handle a request for the holders' consent, if ever required;

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  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

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  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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  if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

        A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

        Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

        A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under "—Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

        If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

        If securities are issued only as global securities, an investor should be aware of the following:

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  An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

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  An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

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  An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

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  An investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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  The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

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  The depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

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  Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

        In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

        A global security will terminate when the following special situations occur:

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  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

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  if we notify any applicable trustee that we wish to terminate that global security; or

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  if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

        The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

        We may sell the securities through underwriters or dealers, through agents, or directly to one or more purchasers. A prospectus supplement or supplements will describe the terms of the offering of the securities, including:

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  the name or names of any underwriters, if any;

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  the purchase price of the securities and the proceeds we will receive from the sale;

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  any over-allotment options under which underwriters may purchase additional securities from us;

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  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

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  any public offering price;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any securities exchange or market on which the securities may be listed.

        Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

        If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

        We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

        We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

        We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

        All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

        Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

        Any underwriters who are qualified market makers on the Nasdaq National Market may engage in passive market making transactions in the securities on the Nasdaq National Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded.

        In compliance with guidelines of the National Association of Securities Dealers, or NASD, the maximum consideration or discount to be received by any NASD member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

        The validity of the securities being offered hereby will be passed upon by Cooley Godward LLP, Broomfield, Colorado.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC's public reference rooms at 100 F Street, N.E., Washington, D.C. 20549, as well as at the SEC's regional offices at 500 West Madison Street, Suite 1400, Chicago, IL 60661 and at 233 Broadway, New York, NY 10279. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC's web site at "http://www.sec.gov." In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this registration statement and prospectus the documents listed below, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K):

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  Our Annual Report on Form 10-K for the year ended December 31, 2005;

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  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;

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  Our Current Reports on Form 8-K filed January 3, 2006, January 17, 2006, February 10, 2006, February 14, 2006, February 24, 2006, March 6, 2006, March 14, 2006, April 4, 2006, May 16, 2006 and June 6, 2006;

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  Our definitive proxy statement filed pursuant to Section 14 of the Exchange Act in connection with our 2006 Annual Meeting of Stockholders filed with the SEC on April 12, 2006; and

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  The description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on March 6, 2000.

        We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. Requests should be directed to: Allos Therapeutics, Inc., Attention: Chief Executive Officer, 11080 CirclePoint Road, Suite 200, Westminster, Colorado 80020, telephone: (303) 426-6262.

9,000,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Merrill Lynch & Co.
Banc of America Securities LLC
JMP Securities

January 29, 2007

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